Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ASSURANT, INC.

The present name of the corporation is Assurant, Inc. The corporation was incorporated under the name “Assurant, Inc.” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on October 10, 2003. This Amended and Restated Certificate of Incorporation of the corporation, which restates and further amends the provisions of the corporation’s Certificate of Incorporation as heretofore amended or supplemented, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. The Certificate of Incorporation of the corporation is hereby restated to read in its entirety as follows:

FIRST: The name of the corporation is Assurant, Inc.

SECOND: The registered office and registered agent of the corporation is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808-1645.

THIRD: The purposes of the corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: (1) The total number of shares of all classes of stock which the corporation shall have authority to issue is 1,000,550,002, consisting of (a) 200,000,000 shares of Preferred Stock, par value $1.00 per share (“Preferred Stock”), (b) 800,000,000 shares of Common Stock, par value $0.01 per share (“Common Stock”), (c) 150,001 shares of Class B Common Stock, par value $0.01 per share (“Class B Common Stock”) and (d) 400,001 shares of Class C Common Stock, par value $0.01 per share (“Class C Common Stock”).

(2) The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, the designation of each series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and fix the voting power, full or limited or no voting power, the powers, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The Series B Preferred Stock and the Series C Preferred Stock shall have the designations, rights and preferences set forth on Schedule 1 attached hereto and Schedule 2 attached hereto, respectively, which are hereby incorporated by reference herein.

(3) (a) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that to the fullest extent permitted by law, holders of Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock, the Class B Common Stock or the Class C Common Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series or classes, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the General Corporation Law of the State of Delaware.

(b) Except as otherwise required by law, holders of a series of Preferred Stock, the Class B Common Stock or the Class C Common Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to such series or class of stock).

(c) Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, the Class B Common Stock or the Class C Common Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

(d) Upon the dissolution, liquidation or winding up of the corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the Class B Common Stock or the Class C Common Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the corporation upon such dissolution, liquidation or winding up of the corporation, the holders of the Common Stock, as such, shall be entitled to receive the assets of the corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

(4) The Class B Common Stock and the Class C Common Stock shall have the powers, preferences, rights, qualifications, limitations and restrictions set forth on Schedule 3 attached hereto and Schedule 4 attached hereto, respectively, which are hereby incorporated herein by reference. Upon conversion of all shares of Class B Common Stock and all shares of Class C Common Stock into Common Stock, all such shares of Class B Common Stock and Class C Common Stock shall be retired and become authorized but unissued shares of Class B Common Stock and Class C Common Stock, as applicable, but such shares may not be reissued.

FIFTH: Except as otherwise provided in the By-Laws, the Board of Directors shall be authorized to make, amend, alter, change, add to or repeal the By-Laws of the corporation in any manner not inconsistent with the laws of the State of Delaware, subject to the power of the stockholders to amend, alter, change, add to or repeal the By-Laws made by the Board of Directors.

SIXTH: Except as otherwise provided by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by law. Any repeal or modification of this Article SIXTH by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

SEVENTH: (1) The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors with the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the Board of Directors.

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Beginning with the 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”), the directors of the corporation shall be elected annually at each Annual Meeting of Stockholders of the corporation, to hold office for a term of one year or until their respective successors are elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. Upon the effectiveness of this Amended and Restated Certificate of Incorporation under the General Corporation Law of the State of Delaware, the directors of the corporation shall no longer be divided into classes. The term of office of each director whose term of office does not expire at the 2011 Annual Meeting shall nonetheless expire at the 2011 Annual Meeting, such that the directors elected at the 2011 Annual Meeting shall commence their term of office for a term expiring at the next Annual Meeting of Stockholders, with each such director to hold office until his or her successor shall have been duly elected and qualified.

Any newly created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

(2) Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the corporation, the Class B Common Stock or the Class C Common Stock shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) applicable thereto.

EIGHTH: Any action required or permitted to be taken by the holders of the Common Stock of the corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Notwithstanding this Article EIGHTH, the holders of any series of Preferred Stock of the corporation shall be entitled to take action by written consent to such extent, if any, as may be provided in the terms of such series. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, the Class B Common Stock or the Class C Common Stock, special meetings of stockholders of the corporation may be called only by the Chief Executive Officer of the corporation or by the Board of Directors pursuant to a resolution approved by the Board of Directors.

IN WITNESS WHEREOF, Assurant, Inc. has caused this restated certificate to be signed by Bart R. Schwartz, its Executive Vice President, Chief Legal Officer, and Secretary, this 11th day of May, 2017.

ASSURANT, INC.

By:	/s/ Bart R. Schwartz
Name: Bart R. Schwartz Title: Executive Vice President, Chief Legal Officer and Secretary

3

Schedule 1

CERTIFICATE

OF

DESIGNATION, RIGHTS AND PREFERENCES

OF THE

SERIES B PREFERRED STOCK

OF

ASSURANT, INC.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

Assurant, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors duly adopted the following resolutions on December 12, 2003, which resolutions remain in full force and effect as of the date hereof:

NOW, THEREFORE, BE IT RESOLVED, that a series of Preferred Stock with the powers, designations, preferences, rights, qualifications, limitations and restrictions as provided herein is hereby authorized and established as follows:

1. Designation; Rank.

(a) Designation. There is hereby designated, out of the authorized but unissued shares of Preferred Stock of the Corporation, a series thereof to consist of Nineteen Thousand One Hundred Sixty (19,160) shares, par value one dollar ($1.00) per share, with such series being known as “Series B Preferred Stock” (the “Series B Stock”). The Series B Stock has a liquidation preference of one thousand dollars ($1,000.00) per whole share (the “Liquidation Price”).

(b) Rank. The Series B Stock ranks, with respect to rights to receive dividends and distributions upon liquidation, winding up or dissolution of the Corporation (a) senior to the Corporation’s Common Stock, par value $0.01 per share (the “Common Stock”), the Corporation’s Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”) and the Corporation’s Class C Common Stock, par value $0.01 per share (the “Class C Common Stock,” and together with the Common Stock and the Class B Common Stock, the “Common Shares”), and any series of Preferred Stock issued by the Corporation whose terms provide specifically that such series will rank junior to the Series B Stock with respect to rights to receive payment of dividends and distributions upon liquidation or whose terms fail to specify the ranking of such class or series relative to the Series B Stock with respect to rights to receive payment of dividends and distributions upon liquidation (together with the Common Shares, the “Junior Securities”), and (b) on a parity with the Corporation’s Series C Preferred Stock, par value $1.00 per share (the “Series C Stock”), and any other series of Preferred Stock issued by the Corporation whose terms provide specifically that such series shall rank on a parity with the Series B Stock with respect to rights to receive payment of dividends and distributions upon liquidation (collectively, the “Parity Securities”). Without the prior approval of the holders of a majority of the Series B Stock, the Corporation shall not issue any class or series of security whose terms provide that such security shall rank senior to the Series B Stock with respect to rights to receive payment of dividends and distributions upon liquidation.

(c) No Fractional Shares. The Corporation shall not be required under any circumstances to issue any fractional shares of Series B Stock.

2. Dividends; Priority.

(a) Rate, Payment Date. The Holders of Series B Stock shall be entitled to receive, as declared by the Corporation, out of the funds of the Corporation legally available therefor under applicable Delaware law, cash dividends at the rate of four percent (4.0%) per share per annum (the “Dividend Rate”), multiplied by the Liquidation Price of such share. Such dividends shall be payable in arrears in equal amounts on a quarterly basis, within ten Business Days following each March 31, June 30, September 30 and December 31 of each year (each of such dates being a “Dividend Payment Date” and each such quarterly period being a “Dividend Period”). Such dividends shall be cumulative from the Merger Effective Date, whether or not in any Dividend Period there shall be funds of the Corporation legally available for the payment of such dividends. Dividends payable on the Series B Stock for any period less than a full quarterly Dividend Period shall be computed on the basis of the actual number of days elapsed and the actual number of days for such partial Dividend Period.

(b) Additional Dividends. For any Dividend Period commencing after the issuance of the Series B Stock with respect to which the dividend is not declared and fully paid in cash at the Dividend Rate on the Dividend Payment Date at the end of such Dividend Period, to the extent permitted by applicable law, such dividends shall be added (solely for the purpose of calculating dividends payable on the Series B Stock) to the Liquidation Price of the Series B Stock effective at the beginning of the Dividend Period next succeeding the Dividend Period as to which such dividends were not paid and shall thereafter accumulate additional dividends in respect thereof (“Additional Dividends”) at the Dividend Rate until such unpaid dividends have been paid in full.

(c) Record Date. Dividends shall be paid to the holders of record of shares of Series B Stock as they appear in the stock register of the Corporation at the close of business on the record date therefor, which record date shall be the tenth Business Day immediately preceding the Dividend Payment Date relating thereto.

3. Redemption.

(a) Optional Redemption by Holder. The shares of Series B Stock may be redeemed at the election of any holder thereof, to the extent that the Corporation has funds legally available therefor under applicable Delaware law, as follows:

(i) A holder may require that the Corporation redeem any or all of such holder’s shares of Series B Stock at any time after the fifth (5th) anniversary date of the Original Issue Date at a redemption price equal to the Liquidation Price per whole share, together with an amount equal to accumulated and unpaid dividends thereon to the date of redemption (the “Redemption Price”). Such redemption may be for all or part of the shares of Series B Stock held by such holder, as requested by such holder, but if less than all such shares are being redeemed, such redemption on any one date must be for not less than the lesser of (1) 1,000 shares of Series B Stock or (2) the maximum number of shares of Series B Stock for which the Corporation has funds legally available to redeem.

(ii) If and whenever two consecutive quarterly dividends payable on the Series B Stock are in arrears and are not paid in full, a holder may require that the Corporation redeem all, but not less than all, of such holder’s shares of Series B Stock at the Redemption Price; provided, however, that such holder shall have given the Corporation a written notice that such dividends are in arrears and the Corporation shall not have paid such dividends within 10 days after receipt of the notice.

(iii) In the event that the Corporation’s Net Worth is less than $500,000,000 for any 30-day period, a holder may require that the Corporation redeem all, but not less than all, of such holder’s shares of Series B Stock at the Redemption Price.

The Corporation’s failure to redeem because it does not have funds legally available therefor under applicable Delaware law shall not excuse a breach by the Corporation of this Certificate and for failure to redeem.

(b) Optional Redemption by the Corporation. The shares of Series B Stock may be redeemed at the election of the Corporation, to the extent that the Corporation has funds legally available therefor under applicable Delaware law, as follows:

(i) The Corporation may redeem all outstanding shares of the Series B Stock at any time after the Original Issue Date in the event that the Corporation has submitted to its stockholders a proposed matter or action that entitles the holders of the Series B Stock, pursuant to applicable law, to vote as a class, separately or with the holders of other series of the Corporation’s Preferred Stock, on such matter or action, and such holders do not vote as requested by the Corporation. If such matter or action, if approved and consummated, would change a material term of this Certificate, then the redemption pursuant to this Section 3(b)(i) shall be at the Redemption Price, plus an amount equal to any of the following expenses that are incurred by such holder solely and directly as a result of such redemption: federal, state or local income taxes, penalties and interest with respect to such income taxes, and reasonable accounting and legal fees (collectively, the “Early Redemption Expenses”). Otherwise, such redemption pursuant to this Section 3(b)(i) shall be at the Redemption Price. In any event, the Corporation must redeem all shares of the Series B Stock then outstanding.

(ii) The Corporation may redeem, at the Redemption Price, any or all of the outstanding shares of the Series B Stock at any time after the Original Issue Date in the event that the Corporation (or its predecessor) is entitled to be indemnified by the Initial Holders for a claim pursuant to the Merger Agreement. In such event, the Corporation shall be entitled to redeem a number of whole shares of the Series B Stock such that the aggregate Redemption Price thereof will be at least equal to the amount of the claim. The Corporation shall not be required to pay to the holders the Redemption Price in cash, but such amount shall be deemed applied to the amount of the outstanding indemnification claim.

(iii) The Corporation may redeem, at the Redemption Price, all outstanding shares of the Series B Stock at any time that such shares are owned by a Charitable Organization.

(iv) The Corporation may redeem all outstanding shares of the Series B Stock at any time after the Original Issue Date in its discretion; provided, however, that the Corporation must redeem all shares of the Series B Stock then outstanding, and the price for such redemption shall be the Redemption Price plus the Early Redemption Expenses.

(c) Mandatory Redemption. Within ninety days following the twentieth (20th) anniversary of the Original Issue Date, the Corporation shall redeem all shares of the Series B Stock then outstanding, to the extent that the Corporation has funds legally available therefor under applicable Delaware law, at the Redemption Price.

(d) Procedures.

(i) To exercise redemption rights pursuant to Section 3(a) above, a holder of Series B Stock shall deliver a written notice to the Corporation stating the number of shares of Series B Stock to be redeemed, the certificate number(s) representing such shares and the requested redemption date, which shall be no sooner than 90 days and no later than 120 days after the date of the notice.

(ii) To exercise redemption rights pursuant to Section 3(b) above, the Corporation shall deliver a written notice to each holder of Series B Stock stating the requested redemption date, which shall be no sooner than 90 days and no later than 120 days after the date of the notice and, in the case of a redemption pursuant to Section 3(b)(ii) or 3(b)(iii), the number of shares to be redeemed.

(iii) Upon the date specified for redemption in the applicable notice, and upon delivery to the Corporation of the certificate(s) representing the shares of Series B Stock to be so redeemed (executed for transfer in a manner reasonably acceptable to the Corporation), the Corporation shall (except as set forth in Section 3(b)(ii)) pay to each holder of such Series B Stock to be redeemed the requisite redemption amount in cash, by means of a wire transfer to an account specified in advance by such holder (or by means of a Corporation check if no such account is specified). Simultaneously upon payment of the requisite redemption amount, the holder shall tender the redeemed shares of Series B Stock and shall execute and endorse the stock certificates and deliver them to the Corporation and take whatever other action is necessary to deliver to the Corporation good and marketable title to the shares, free and clear of any claims, options, charges, encumbrances or rights of others. The holder shall, in writing, represent and warrant to the Corporation that it is conveying such shares, with full warranties of good and marketable title, free and clear of any claims, options, charges, encumbrances or rights of others. If on such specified redemption date the certificate(s) representing the shares of Series B Stock to be redeemed have not been delivered to the Corporation with appropriate execution for transfer, the Corporation shall set aside the funds required for the redemption of such shares, separate and apart from its other funds, for the account of the holder of the shares to be so redeemed, and the Corporation will deliver such amount of funds (without any obligation to pay interest thereon) to the holder upon the Corporation’s receipt of the stock certificate(s) in accordance with this Section.

(iv) On and after the date specified for redemption in the applicable notice, the shares of Series B Stock to be redeemed shall be deemed cancelled, whether or not the certificate(s) representing such shares have been delivered to the Corporation in accordance with the provisions of this Section and shall not be entitled to any future dividends or liquidation distributions, but only the redemption amount as set out in this Section 3 plus accrued dividends to the specified redemption date. In case fewer than all of the shares represented by any certificate are redeemed, a new certificate representing the unredeemed shares shall be issued without cost to the holder thereof upon receipt by the Corporation of the original certificate.

(v) The Corporation shall not be required to redeem any fractional shares of Series B Stock. In the event that a redemption of whole shares pursuant to Section 3(b)(ii) results in a Redemption Price greater than the amount of the related indemnification claim, the Corporation shall pay to the holders any excess in cash.

(e) Status After Redemption. Shares of Series B Stock redeemed, purchased or otherwise acquired for value by the Corporation shall, after such acquisition, have the status of authorized and unissued shares of Preferred Stock of the Corporation and may be reissued by the Corporation at any time as shares of any series of Preferred Stock other than as shares of Series B Stock.

4. Liquidation Rights; Priority.

(a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary- or involuntary (a “Liquidation”), the holders of shares of the Series B Stock shall be entitled to receive, after payment or provision for payment of the debts and other liabilities of the Corporation, out of the remaining net assets of the Corporation, whether such assets are capital or surplus and whether or not any dividends as such are declared, the Liquidation Price of one thousand dollars ($1,000.00) per whole share, together with an amount equal to all accumulated and unpaid dividends thereon to the date fixed for distribution (collectively, the “Liquidation Amount”), before any distribution shall be made with respect to any Junior Securities.

(b) Except as otherwise provided in this Section 4, holders of Series B Stock shall not be entitled to any participation in any distribution of assets in the event of any Liquidation. For the purposes of this Section 4, neither the voluntary sale, lease, conveyance, exchange or transfer (for cash, securities or other consideration) of all or substantially all of the assets of the Corporation, nor the consolidation or merger of the Corporation with one or more Persons (as defined in Section 11 hereof), shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

(c) If, upon any Liquidation, the Liquidation Amount is not paid in full, the holders of the Preferred Stock shall share in such distribution in accordance with the respective certificates of designation of such stock. If, upon any Liquidation, the amounts payable with respect to the Series B Stock and any Parity Securities are not paid in full, holders of the Series B Stock and holders of any Parity Securities will share ratably in any distribution of the assets of the Corporation in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full.

(d) Written notice of any Liquidation stating a payment date and the place where the distributive amounts shall be payable, shall be given not less than thirty days prior to the payment date stated therein, to the holders of record of the Series B Stock at their respective addresses as the same shall appear on the books of the Corporation.

(e) Any liquidation payment with respect to each fractional share of the Series B Stock outstanding shall be equal to a ratably proportionate amount of the Liquidation Amount with respect to each outstanding whole share of Series B Stock.

5. Restricted Payments.

The Corporation may not directly or indirectly declare, pay or set apart for payment dividends on or make any payment on account of, or set apart for payment money for a sinking or other similar fund for the purchase, redemption or other acquisition of, or make any distribution in respect of, whether in cash, obligations or shares of the Corporation or other property, any Parity Securities or Junior Securities if at the time of such action, the Corporation is in arrears in the payment of dividends on the Series B Stock, meaning that full cumulative dividends at the Dividend Rate on the Series B Stock as of the then most recent Dividend Payment Date have not been declared and paid in full in cash. None of the foregoing restrictions shall apply to (i) the acquisition of Parity Securities or Junior Securities (or options, rights or warrants to acquire shares of Parity Securities or Junior Securities) in exchange for or upon conversion thereof into shares of Capital Stock (as defined in Section 11 hereof) of the Corporation or upon the exercise of options, rights or warrants to acquire such shares, (ii) the repurchase of Capital Stock of the Corporation from employees or former employees of the Corporation or its Subsidiaries (as defined in Section 11 hereof) pursuant to employee benefit plans, employment or consulting contracts or any agreement among the Corporation and its securityholders, (iii) the acquisition of any shares of Capital Stock of the Corporation or options, rights or warrants to acquire such shares in connection with a purchase price adjustment arising out of acquisitions by the Corporation (or its predecessor) pursuant to which such shares of Capital Stock or options, rights or warrants to acquire such shares were issued, (iv) the rescission of any agreement by the Corporation pursuant to which shares of Capital Stock of the

Corporation (or its predecessor) or options, rights or warrants to acquire such shares were issued subsequent to the Original Issue Date, or (v) a dividend on Parity Securities or Junior Securities at any time in additional shares of the respective Parity Security or Junior Security.

6. Restrictions on Transferability; Right of First Refusal.

(a) Restrictions on Transferability. Holders shall not be permitted to sell, give, assign, pledge, transfer, encumber or otherwise dispose of (each a “Transfer”) any or all of the shares of the Series B Stock except in accordance with this Section 6.

(b) Permitted Transfers. Each of the Initial Holders may Transfer any or all of such Initial Holder’s shares of Series B Stock to any of the following Persons (each a “Permitted Transferee”): (i) any member of such Initial Holder’s immediate family, which means any of such Initial Holder’s spouses, parents, children, grandchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, or brothers- and sisters-in-law, or any trust established for the benefit of any such Person or any DeLue Family Partnership; and (ii) any organization (a “Charitable Organization”) that is exempt from taxation pursuant to Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or any successor law thereto. A Transfer by an Initial Holder to any Person other than a Permitted Transferee shall be null and void, unless it is approved by the Corporation in advance.

(c) Right of First Refusal.

(i) Offer. If any holder desires to Transfer any of such holder’s Series B Stock to any Person other than a Permitted Transferee, such holder shall make a bona fide offer to sell to the Corporation all of such shares that it desires to Transfer for the lesser of the proposed purchase price or the Liquidation Price. Such offer shall be in writing and shall specify the nature of the Transfer in which such selling holder desires to engage, including the name or names of the other party or parties to such proposed transaction and the terms thereof, including the purchase price and payment terms and shall have attached a written copy of the proposed binding, bona fide and unconditional offer (containing all terms required for closing the proposed purchase) to or from the other party or parties to the proposed transaction (the “Bona Fide Offer”). The Corporation shall then be entitled to accept the offer from the selling holder at the same price as set forth in the Bona Fide Offer, and the Corporation may accept the offer only as to all of the shares that the holder desires to Transfer. If the Corporation rejects the offer or fails to accept the offer in writing within thirty days after receipt thereof, then all of such shares shall be released from the restrictions contained in Section 6(a) solely for the purpose of completing within ninety days the transaction contemplated in the above offer. Otherwise, the Series B Stock shall remain subject to Section 6(a) hereof. Any Person acquiring Series B Stock pursuant to a Transfer shall take such stock subject to all the provisions hereof, including, but not limited to, the provisions of this Section 6. The Corporation’s purchase of shares pursuant to this Section 6 shall in no way be deemed a redemption pursuant to Section 3(b)(iv).

(ii) Closing. The closing (the “Closing”) of a purchase by the Corporation pursuant to Section 6(c)(i) shall take place at a location and (subject to any time limitation set forth in this Certificate), on a date mutually agreed upon by the parties; provided, however, that such Closing may take place by exchanging documents by overnight mail or such other means as may be mutually agreed upon by the parties.

(iii) Payment of Purchase Price. Subject to the provisions of Section 6(c)(iv), the purchase price for the Series B Stock purchased by the Corporation pursuant to this Section 6(c) shall be paid by the Corporation either, at the Corporation’s election, in cash by means of a wire transfer to an account specified in advance by such holder (or by means of a Corporation check if no such account is specified), or in a form of consideration reasonably equivalent to the form specified in the Bona Fide Offer. Simultaneously upon payment of the purchase price, the selling holder shall tender such holder’s Series B Stock and shall execute and endorse the stock certificates and deliver them to the Corporation and take whatever other action is necessary to deliver to the Corporation good and marketable title to the shares, free and clear of any claims, options, charges, encumbrances or rights of others. The selling holder shall, in writing, represent and warrant to the Corporation that it is conveying such shares, with full warranties of good and marketable title, free and clear of any claims, options, charges, encumbrances or rights of others.

7. Voting Rights.

Each share of Series B Stock issued and outstanding from time to time shall be entitled to one vote on all matters upon which the holders of Common Stock of the Corporation are entitled to vote, and in all such matters, the holders of the Series B Stock shall vote with the holders of the Common Stock and not as a separate class. Such voting rights shall be in addition to any other voting rights to which the holders of Series B Stock may be entitled pursuant to the General Corporation Law of the State of Delaware.

8. No Conversion Rights.

The shares of Series B Stock shall not be convertible into Common Stock or any other equity security, derivative or otherwise, of the Corporation.

9. Reports.

The Corporation shall deliver to the holders of the Series B Stock (i) copies of its internally prepared quarterly balance sheet and income statement within sixty days after the end of each calendar quarter, and (ii) copies of its annual balance sheet and income statement, including any notes thereto and any auditors’ reports thereon, within one hundred twenty days after the end of each fiscal year.

10. Notices.

Any notice required or to be given hereunder shall be in writing and shall be deemed sufficient when (i) mailed by United States certified mail, return receipt requested, (ii) mailed by overnight express mail, (iii) sent by facsimile or telecopy machine, followed by confirmation mailed by first-class U.S. mail or overnight express mail, or (iv) delivered in person, at the address set forth below, or such other address as a Person may provide in accordance with the procedure for notices set forth in this Section:

If to the Corporation:	Assurant, Inc.
One Chase Manhattan Plaza, 41st Floor
New York, New York 10005
Attn: General Counsel
Telephone: 212-859-7021
Telecopy: 212-859-7034

If to the Initial Holders:	Robert S. and Rita DeLue
2486 Butternut Drive
Hillsborough, CA 94010
Telephone: 415-342-2252

With a copy (which shall	Anderlini, Finkelstein, Emerick & McSweeney
not constitute notice) to:	400 South El Camino Real, Suite 700
San Mateo, CA 94402
Attn: Brian J. McSweeney
Telephone: 415-348-0102
Telecopy: 415-348-0962

If to any permitted transferee of either such holder, to the address provided to the Corporation by such transferee.

11. Certain Definitions.

The following terms shall have the meanings set forth below:

“Affiliate” means, when used with reference to any Person, any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with that Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Business Day” means any day other than a Saturday, a Sunday, any day on which the New York Stock Exchange is closed or any other day on which banking institutions in New York, New York are authorized or required by law to be closed.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or any and all equivalent ownership interests in a Person (other than a corporation).

“Certificate” means this Certificate of Designation, Rights and Preferences of the Series B Preferred Stock of Assurant, Inc.

“DeLue Family Partnership” means a family limited partnership of which the Initial Holders hold a majority interest and the remaining interests are held by immediate family members of the Initial Holders.

“Initial Holders” means Robert S. DeLue and Rita DeLue, as joint tenants with rights of survivorship.

“Merger” means the merger of Fortis, Inc., a Nevada corporation, with and into the Corporation.

“Merger Agreement” means collectively (i) the Agreement and Plan of Merger dated February 6, 1997, by and among Fortis, Inc., a Nevada corporation, ACSIA Acquisition Corp., Associated California State Insurance Agencies, Inc. and the Initial Holders, and (ii) the Agreement and Plan of Merger dated February 6, 1997, by and among Fortis, Inc., a Nevada corporation, Ardiel Acquisition Corp., Ardiel Insurance Services, Inc., and the Initial Holders.

“Merger Effective Date” means the effective date of the Merger, as defined in the Agreement and Plan of Merger, to be entered into by Fortis, Inc., a Nevada corporation, and the Corporation.

“Net Worth” means total assets less total liabilities of the Corporation and its subsidiaries on a consolidated basis, as reflected on a balance sheet prepared in accordance with generally accepted accounting principles and delivered pursuant to Section 10.

“Original Issue Date” means the date upon which the transactions contemplated by the Merger Agreement were consummated.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Subsidiary” means, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of 50% or more of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling Persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

The following terms are defined in the following Section of this Certificate:

Term	Section

“Additional Dividends”	2(b)
“Charitable Organization”	6(b)
“Class B Common Stock”	l(b)
“Class C Common Stock”	1(b)
“Closing”	6(c)(ii)
“Common Shares”	1(b)
“Common Stock”	1(b)
“Dividend Payment Date”	2(a)
“Dividend Period”	2(a)
“Dividend Rate”	2(a)
“Early Redemption Expenses”	3(b)(i)

“Junior Securities”	1(b)
“Liquidation Amount”	4(a)
“Liquidation Price”	1(a)
“Parity Securities”	1(b)
“Permitted Transferee”	6(b)
“Redemption Price”	3(a)(i)
“Series B Stock”	1(c)
“Transfer”	6(a)

12. Binding Arbitration.

Any dispute among the parties with respect to this Certificate shall be settled by binding arbitration in accordance with the provisions for binding arbitration set forth in Article 12 of the Merger Agreement.

AND FURTHER RESOLVED, that, before the Corporation shall issue any shares of the Series B Stock, a certificate pursuant to Section 151 of the General Corporation Law of the State of Delaware shall be made, executed, acknowledged, filed and recorded in accordance with the provisions of said Section 151, and the proper officers of the Corporation are hereby authorized and directed to do all acts and things which may be necessary or proper in their opinion to carry into effect the purposes of and intent of this and the foregoing resolutions.

IN WITNESS WHEREOF, Assurant, Inc. has caused this certificate to be signed by Katherine Greenzang, its Senior Vice President, General Counsel and Secretary, this 4th day of February, 2004.

ASSURANT, INC.,
a Delaware corporation

By:	/s/ Katherine Greenzang
Name:	Katherine Greenzang
Title:	Senior Vice President, General Counsel and Secretary

Schedule 2

CERTIFICATE

OF

DESIGNATION, RIGHTS AND PREFERENCES

OF THE

SERIES C PREFERRED STOCK

OF

ASSURANT, INC.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

Assurant, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors duly adopted the following resolutions on December 12, 2003, which resolutions remain in full force and effect as of the date hereof:

NOW, THEREFORE, BE IT RESOLVED, that a series of Preferred Stock with the powers, designations, preferences, rights, qualifications, limitations and restrictions as provided herein is hereby authorized and established as follows:

1. Designation; Rank.

(a) Designation. There is hereby designated, out of the authorized but unissued shares of Preferred Stock of the Corporation, a series thereof to consist of Five Thousand (5,000) shares, par value one dollar ($1.00) per share, with such series being known as “Series C Preferred Stock” (the “Series C Stock”). The Series C Stock has a liquidation preference of one thousand dollars ($1,000.00) per whole share (the “Liquidation Price”).

(b) Rank. The Series C Stock ranks, with respect to rights to receive dividends and distributions upon liquidation, winding up or dissolution of the Corporation (a) senior to the Corporation’s Common Stock, par value $0.01 per share (the “Common Stock”), the Corporation’s Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”)

and the Corporation’s Class C Common Stock, par value $0.01 per share (the “Class C Common Stock,” and together with the Common Stock and the Class B Common Stock, the “Common Shares”), and any series of Preferred Stock issued by the Corporation whose terms provide specifically that such series will rank junior to the Series C Stock with respect to rights to receive payment of dividends and distributions upon liquidation or whose terms fail to specify the ranking of such class or series relative to the Series C Stock with respect to rights to receive payment of dividends and distributions upon liquidation (together with the Common Shares, the “Junior Securities”), and (b) on a parity with the Corporation’s Series B Preferred Stock, par value $1.00 per share (the “Series B Stock”), and any other series of Preferred Stock issued by the Corporation whose terms provide specifically that such series shall rank on a parity with the Series C Stock with respect to rights to receive payment of dividends and distributions upon liquidation (collectively, the “Parity Securities”). Without the prior approval of the holders of a majority of the Series C Stock, the Corporation shall not issue any class or series of security whose terms provide that such security shall rank senior to the Series C Stock with respect to rights to receive payment of dividends and distributions upon liquidation.

(c) No Fractional Shares. The Corporation shall not be required under any circumstances to issue any fractional shares of Series C Stock.

2. Dividends; Priority.

(a) Rate, Payment Date. The Holders of Series C Stock shall be entitled to receive, as declared by the Corporation, out of the funds of the Corporation legally available therefor under applicable Delaware law, cash dividends at the rate of four and one-half percent (4.5%) per share per annum (the “Dividend Rate”), multiplied by the Liquidation Price of such share. Such dividends shall be payable in arrears in equal amounts on a quarterly basis, within ten Business Days following each March 31, June 30, September 30 and December 31 of each year (each of such dates being a “Dividend Payment Date” and each such quarterly period being a “Dividend Period”). Such dividends shall be cumulative from the Merger Effective Date, whether or not in any Dividend Period there shall be funds of the Corporation legally available for the payment of such dividends. Dividends payable on the Series C Stock for any period less than a full quarterly Dividend Period shall be computed on the basis of the actual number of days elapsed and the actual number of days for such partial Dividend Period.

(b) Additional Dividends. For any Dividend Period commencing after the issuance of the Series C Stock with respect to which the dividend is not declared and fully paid in cash at the Dividend Rate on the Dividend Payment Date at the end of such Dividend Period, to the extent permitted by applicable law, such dividends shall be added (solely for the purpose of calculating dividends payable on the Series C Stock) to the Liquidation Price of the Series C Stock effective at the beginning of the Dividend Period next succeeding the Dividend Period as to which such dividends were not paid and shall thereafter accumulate additional dividends in respect thereof (“Additional Dividends”) at the Dividend Rate until such unpaid dividends have been paid in full.

(c) Record Date. Dividends shall be paid to the holders of record of shares of Series C Stock as they appear in the stock register of the Corporation at the close of business on the record date therefor, which record date shall be the tenth Business Day immediately preceding the Dividend Payment Date relating thereto.

3. Redemption.

(a) Optional Redemption by Holder. The shares of Series C Stock may be redeemed at the election of any holder thereof, to the extent that the Corporation has funds legally available therefor under applicable Delaware law, as follows:

(i) A holder may require that the Corporation redeem any or all of such holder’s shares of Series C Stock at any time after the earlier of (1) the twenty-fifth (25th) anniversary date of the Original Issue Date or (2) the date of death of the last to die of Robert S. DeLue and Rita DeLue, at a redemption price equal to the Liquidation Price per whole share, together with an amount equal to accumulated and unpaid dividends thereon to the date of redemption (the “Redemption Price”). Such redemption may be for all or part of the shares of Series C Stock held by such holder, as requested by such holder, but if less than all such shares are being redeemed, such redemption on any one date must be for not less than the lesser of (1) 1,000 shares of Series C Stock or (2) the maximum number of shares of Series C Stock for which the Corporation has funds legally available to redeem.

(ii) If and whenever two consecutive quarterly dividends payable on the Series C Stock are in arrears and are not paid in full, a holder may require that the Corporation redeem all, but not less than all, of such holder’s shares of Series C Stock at the Redemption Price; provided, however, that such holder shall have given the Corporation a written notice that such dividends are in arrears and the Corporation shall not have paid such dividends within 10 days after receipt of the notice.

(iii) In the event that the Corporation’s Net Worth is less than $500,000,000 for any 30-day period, a holder may require that the Corporation redeem all, but not less than all, of such holder’s shares of Series C Stock at the Redemption Price.

The Corporation’s failure to redeem because it does not have funds legally available therefor under applicable Delaware law shall not excuse a breach by the Corporation of this Certificate and for failure to redeem.

(b) Optional Redemption by the Corporation. The shares of Series C Stock may be redeemed at the election of the Corporation, to the extent that the Corporation has funds legally available therefor under applicable Delaware law, as follows:

(i) The Corporation may redeem all outstanding shares of the Series C Stock at any time after the Original Issue Date in the event that the Corporation has submitted to its stockholders a proposed matter or action that entitles the holders of the Series C Stock, pursuant to applicable law, to vote as a class, separately or with the holders of other series of the Corporation’s Preferred Stock, on such matter or action, and such holders do not vote as requested by the Corporation. If such matter or action, if approved and consummated, would change a material term of this Certificate, then the redemption pursuant to this Section 3(b)(i) shall be at the Redemption Price, plus an amount equal to any of the following expenses that are incurred by such holder solely and directly as a result of such redemption: federal, state or local income taxes, penalties and interest with respect to such income taxes, and reasonable accounting and legal fees (collectively, the “Early Redemption Expenses”). Otherwise, such-redemption pursuant to this Section 3(b)(i) shall be at the Redemption Price. In any event, the Corporation must redeem all shares of the Series C Stock then outstanding.

(ii) The Corporation may redeem, at the Redemption Price, all outstanding shares of the Series C Stock at any time that such shares are owned by a Charitable Organization.

(iii) The Corporation may redeem all outstanding shares of the Series C Stock at any time after the Original Issue Date in its discretion; provided, however, that the Corporation must redeem all shares of the Series C Stock then outstanding, and the price for such redemption shall be the Redemption Price plus the Early Redemption Expenses.

(c) Mandatory Redemption. Within ninety days following the thirtieth (30th) anniversary of the Original Issue Date, the Corporation shall redeem all shares of the Series C Stock then outstanding, to the extent that the Corporation has funds legally available therefor under applicable Delaware law, at the Redemption Price.

(d) Procedures.

(i) To exercise redemption rights pursuant to Section 3(a) above, a holder of Series C Stock shall deliver a written notice to the Corporation stating the number of shares of Series C Stock to be redeemed, the certificate number(s) representing such shares and the requested redemption date, which shall be no sooner than 90 days and no later than 120 days after the date of the notice.

(ii) To exercise redemption rights pursuant to Section 3(b) above, the Corporation shall deliver a written notice to each holder of Series C Stock stating the requested redemption date, which shall be no sooner than 90 days and no later than 120 days after the date of the notice and, in the case of a redemption pursuant to Section 3(b)(ii) or 3(b)(iii), the number of shares to be redeemed.

(iii) Upon the date specified for redemption in the applicable notice, and upon delivery to the Corporation of the certificate(s) representing the shares of Series C Stock to be so redeemed (executed for transfer in a manner reasonably acceptable to the Corporation), the Corporation shall (except as set forth in Section 3(b)(ii)) pay to each holder of such Series C Stock to be redeemed the requisite redemption amount in cash, by means of a wire transfer to an account specified in advance by such holder (or by means of a Corporation check if no such account is specified). Simultaneously upon payment of the requisite redemption amount, the holder shall tender the redeemed shares of Series C Stock and shall execute and endorse the stock certificates and deliver them to the Corporation and take whatever other action is necessary to deliver to the Corporation good and marketable title to the shares, free and clear of any claims, options, charges., encumbrances or rights of others. The holder shall, in writing, represent and warrant to the Corporation that it is conveying such shares, with full warranties of good and marketable title, free and clear of any claims, options, charges, encumbrances or rights of others. If on such specified redemption date the certificate(s) representing the shares of Series C Stock to be redeemed have not been delivered to the Corporation with appropriate execution for transfer, the Corporation shall set aside the funds required for the redemption of such shares, separate and apart from its other funds, for the account of the holder of the shares to be so redeemed, and the Corporation will deliver such amount of funds (without any obligation to pay interest thereon) to the holder upon the Corporation’s receipt of the stock certificate(s) in accordance with this Section.

(iv) On and after the date specified for redemption in the applicable notice, the shares of Series C Stock to be redeemed shall be deemed cancelled, whether or not the certificate(s) representing such shares have been delivered to the Corporation in accordance with the provisions of this Section and shall not be entitled to any future dividends or liquidation distributions, but only the redemption amount as set out in this Section 3 plus accrued dividends to the specified redemption date. In case fewer than all of the shares represented by any certificate are redeemed, a new certificate representing the unredeemed shares shall be issued without cost to the holder thereof upon receipt by the Corporation of the original certificate.

(v) The Corporation shall not be required to redeem any fractional shares of Series C Stock. In the event that a redemption of whole shares pursuant to Section 3(b)(ii) results in a Redemption Price greater than the amount of the related indemnification claim, the Corporation shall pay to the holders any excess in cash.

(e) Status After Redemption. Shares of Series C Stock redeemed, purchased or otherwise acquired for value by the Corporation shall, after such acquisition, have the status of authorized and unissued shares of Preferred Stock of the Corporation and may be reissued by the Corporation at any time as shares of any series of Preferred Stock other than as shares of Series C Stock.

4. Liquidation Rights; Priority.

(a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary (a “Liquidation”), the holders of shares of the Series C Stock shall be entitled to receive, after payment or provision for payment of the debts and other liabilities of the Corporation, out of the remaining net assets of the Corporation, whether such assets are capital or surplus and whether or not any dividends as such are declared, the Liquidation Price of one thousand dollars ($1,000.00) per whole share, together with an amount equal to all accumulated and unpaid dividends thereon to the date fixed for distribution (collectively, the “Liquidation Amount”), before any distribution shall be made with respect to any Junior Securities.

(b) Except as otherwise provided in this Section 4, holders of Series C Stock shall not be entitled to any participation in any distribution of assets in the event of any Liquidation. For the purposes of this Section 4, neither the voluntary sale, lease, conveyance, exchange or transfer (for cash, securities or other consideration) of all or substantially all of the assets of the

Corporation, nor the consolidation or merger of the Corporation with one or more Persons (as defined in Section 11 hereof), shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

(c) If, upon any Liquidation, the Liquidation Amount is not paid in full, the holders of the Preferred Stock shall share in such distribution in accordance with the respective certificates of designation of such stock. If, upon any Liquidation, the amounts payable with respect to the Series C Stock and any Parity Securities are not paid in full, holders of the Series C Stock and holders of any Parity Securities will share ratably in any distribution of the assets of the Corporation in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full.

(d) Written notice of any Liquidation stating a payment date and the place where the distributive amounts shall be payable, shall be given not less than thirty days prior to the payment date stated therein, to the holders of record of the Series C Stock at their respective addresses as the same shall appear on the books of the Corporation.

(e) Any liquidation payment with respect to each fractional share of the Series C Stock outstanding shall be equal to a ratably proportionate amount of the Liquidation Amount with respect to each outstanding whole share of Series C Stock.

5. Restricted Payments.

The Corporation may not directly or indirectly declare, pay or set apart for payment dividends on or make any payment on account of, or set apart for payment money for a sinking or other similar fund for the purchase, redemption or other acquisition of, or make any distribution in respect of, whether in cash, obligations or shares of the Corporation or other property, any Parity Securities or Junior Securities if at the time of such action, the Corporation is in arrears in the payment of dividends on the Series C Stock, meaning that full cumulative dividends at the Dividend Rate on the Series C Stock as of the then most recent Dividend Payment Date have not been declared and paid in full in cash. None of the foregoing restrictions shall apply to: (i) the acquisition of Parity Securities or Junior Securities (or options, rights or warrants to acquire shares of Parity Securities or Junior Securities) in exchange for or upon conversion thereof into shares of Capital Stock (as defined in Section 11 hereof) of the Corporation or upon the exercise of options, rights or warrants to acquire such shares; (ii) the repurchase of Capital Stock of the Corporation from employees or former employees of the Corporation or its Subsidiaries (as defined in Section 11 hereof) pursuant to employee benefit plans, employment or consulting contracts or any agreement among the Corporation and its securityholders; (iii) the acquisition of any shares of Capital Stock of the Corporation or options, rights or warrants to acquire such shares in connection with a purchase price adjustment arising out of acquisitions by the Corporation (or its predecessor) pursuant to which such shares of Capital Stock or options, rights or warrants to acquire such shares were issued; (iv) the rescission of any agreement by the Corporation pursuant to which shares of Capital Stock of the Corporation (or its predecessor) or options, rights or warrants to acquire such shares were issued subsequent to the Original Issue Date; or (v) a dividend on Parity Securities or Junior Securities at any time in additional shares of the respective Parity Security or Junior Security.

6. Restrictions on Transferability; Right of First Refusal.

(a) Restrictions on Transferability. Holders shall not be permitted to sell, give, assign, pledge, transfer, encumber or otherwise dispose of (each a “Transfer”) any or all of the shares of the Series C Stock except in accordance with this Section 6.

(b) Permitted Transfers. Each of the Initial Holders may Transfer any or all of such Initial Holder’s shares of Series C Stock to any of the following Persons (each a “Permitted Transferee”): (i) any member of such Initial Holder’s immediate family, which means any of such Initial Holder’s spouses, parents, children, grandchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, or brothers- and sisters-in-law, or any trust established for the benefit of any such Person or any DeLue Family Partnership, and (ii) any organization (a “Charitable Organization”) that is exempt from taxation pursuant to Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or any successor law thereto. A Transfer by an Initial Holder to any Person other than a Permitted Transferee shall be null and void, unless it is approved by the Corporation in advance.

(c) Right of First Refusal.

(i) Offer. If any holder desires to Transfer any of such holder’s Series C Stock to any Person other than a Permitted Transferee, such holder shall make a bona fide offer to sell to the Corporation all of such shares that it desires to Transfer for the lesser of the proposed purchase price or the Liquidation Price. Such offer shall be in writing and shall specify the nature of the Transfer in which such selling holder desires to engage, including the name or names of the other party or parties to such proposed transaction and the terms thereof, including the purchase price and payment terms and shall have attached a written copy of the proposed binding, bona fide and unconditional offer (containing all terms required for closing the proposed purchase) to or from the other party or parties to the proposed transaction (the “Bona Fide Offer”). The Corporation shall then be entitled to accept the offer from the selling holder at the same price as set forth in the Bona Fide Offer, and the Corporation may accept the offer only as to all of the shares that the holder desires to Transfer. If the Corporation rejects the offer or fails to accept the offer in writing within thirty days after receipt thereof, then all of such shares shall be released from the restrictions contained in Section 6(a) solely for the purpose of completing within ninety days the transaction contemplated in the above offer. Otherwise, the Series C Stock shall remain subject to Section 6(a) hereof. Any Person acquiring Series C Stock pursuant to a Transfer shall take such stock subject to all the provisions hereof, including, but not limited to, the provisions of this Section 6. The Corporation’s purchase of shares pursuant to this Section 6 shall in no way be deemed a redemption pursuant to Section 3(b)(iv).

(ii) Closing. The closing (the “Closing”) of a purchase by the Corporation pursuant to Section 6(c)(i) shall take place at a location and (subject to any time limitation set forth in this Certificate), on a date mutually agreed upon by the parties; provided, however, that such Closing may take place by exchanging documents by overnight mail or such other means as may be mutually agreed upon by the parties.

(iii) Payment of Purchase Price. Subject to the provisions of Section 6(c)(iv), the purchase price for the Series C Stock purchased by the Corporation pursuant to this Section 6(c) shall be paid by the Corporation either, at the Corporation’s election, in cash by means of a wire transfer to an account specified in advance by such holder (or by means of a Corporation check if no such account is specified), or in a form of consideration reasonably equivalent to the form specified in the Bona Fide Offer. Simultaneously upon payment of the purchase price, the selling holder shall tender such holder’s Series C Stock and shall execute and endorse the stock certificates and deliver them to the Corporation and take whatever other action is necessary to deliver to the Corporation good and marketable title to the shares, free and clear -of any claims, options, charges, encumbrances or rights of others. The selling holder shall, in writing, represent and warrant to the Corporation that it is conveying such shares, with full warranties of good and marketable title, free and clear of any claims, options, charges, encumbrances or rights of others.

7. Voting Rights.

Each share of Series C Stock issued and outstanding from time to time shall be entitled to one vote on all matters upon which the holders of Common Stock of the Corporation are entitled to vote, and in all such matters, the holders of the Series C Stock shall vote with the holders of the Common Stock and not as a separate class. Such voting rights shall be in addition to any other voting rights to which the holders of Series C Stock may be entitled pursuant to the General Corporation Law of the State of Delaware.

8. No Conversion Rights.

The shares of Series C Stock shall not be convertible into Common Stock or any other equity security, derivative or otherwise, of the Corporation.

9. Reports.

The Corporation shall deliver to the holders of the Series C Stock (i) copies of its internally prepared quarterly balance sheet and income statement within sixty days after the end of each calendar quarter, and (ii) copies of its annual balance sheet and income statement, including any notes thereto and any auditors’ reports thereon, within one hundred twenty days after the end of each fiscal year.

10. Notices.

Any notice required or to be given hereunder shall be in writing and shall be deemed sufficient when (i) mailed by United States certified mail, return receipt requested, (ii) mailed by overnight express mail, (iii) sent by facsimile or telecopy machine, followed by confirmation mailed by first-class U.S. mail or overnight express mail, or (iv) delivered in person, at the address set forth below, or such other address as a Person may provide in accordance with the procedure for notices set forth in this Section:

If to the Corporation:	Assurant, Inc.
One Chase Manhattan Plaza, 41st Floor
New York, New York 10005
Attn: General Counsel
Telephone: 212-859-7021
Telecopy: 212-859-7034

If to the Initial Holders:	Robert S. and Rita DeLue
2486 Butternut Drive
Hillsborough, CA 94010
Telephone: 415-342-2252

With a copy (which shall	Anderlini, Finkelstein, Emerick & McSweeney
not constitute notice) to:	400 South El Camino Real, Suite 700
San Mateo, CA 94402
Attn: Brian J. McSweeney
Telephone: 415-348-0102
Telecopy: 415-348-0962

If to any permitted transferee of either such holder, to the address provided to the Corporation by such transferee.

11. Certain Definitions.

The following terms shall have the meanings set forth below:

“Affiliate” means, when used with reference to any Person, any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with that Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Business Day” means any day other than a Saturday, a Sunday, any day on which the New York Stock Exchange is closed or any other day on which banking institutions in New York, New York are authorized or required by law to be closed.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or any and all equivalent ownership interests in a Person (other than a corporation).

“Certificate” means this Certificate of Designation, Rights and Preferences of the Series C Preferred Stock of Assurant, Inc.

“DeLue Family Partnership” means a family limited partnership of which the Initial Holders hold a majority interest and the remaining interests are held by immediate family members of the Initial Holders.

“Initial Holders” means Robert S. DeLue and Rita DeLue, as joint tenants with rights of survivorship.

“Merger” means the merger of Fortis, Inc., a Nevada corporation, with and into the Corporation.

“Merger Agreement” means collectively (i) the Agreement and Plan of Merger dated February 6, 1997, by and among Fortis, Inc., a Nevada corporation, ACSIA Acquisition Corp., Associated California State Insurance Agencies, Inc., and the Initial Holders, and (ii) the Agreement and Plan of Merger dated February 6, 1997, by and among Fortis, Inc., a Nevada corporation, Ardiel Acquisition Corp., Ardiel Insurance Services, Inc., and the Initial Holders.

“Merger Effective Date” means the effective date of the Merger, as defined in the Agreement and Plan of Merger, to be entered into by Fortis, Inc., a Nevada corporation, and the Corporation.

“Net Worth” means total assets less total liabilities of the Corporation and its subsidiaries on a consolidated basis, as reflected on a balance sheet prepared in accordance with generally accepted accounting principles and delivered pursuant to Section 9.

“Original Issue Date” means the date upon which the transactions contemplated by the Merger Agreement were consummated.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Subsidiary” means, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of 50% or more of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling Persons, or an equivalent controlling interest therein, of such Person is at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

The following terms are defined in the following Section of this Certificate:

Term	Section

“Additional Dividends”	2(b)
“Charitable Organization”	6(b)
“Class B Common Stock”	1(b)
“Class C Common Stock”	1(b)
“Closing”	6(c)(ii)
“Common Shares”	1(b)
“Common Stock”	1(b)
“Dividend Payment Date”	2(a)
“Dividend Period”	2(a)
“Dividend Rate”	2(a)
“Early Redemption Expenses”	3(b)(i)
“Junior Securities”	1(b)

“Liquidation Amount”	4(a)
“Liquidation Price”	1(a)
“Parity Securities”	1(b)
“Permitted Transferee’”	6(b)
“Redemption Price”	3(a)(i)
“Series C Stock”	1(b)
“Transfer”	6(a)

12. Binding Arbitration.

Any dispute among the parties with respect to this Certificate shall be settled by binding arbitration in accordance with the provisions for binding arbitration set forth in Article 12 of the Merger Agreement.

AND FURTHER RESOLVED, that, before the Corporation shall issue any shares of the Series C Stock, a certificate pursuant to Section 151 of the General Corporation Law of the State of Delaware shall be made, executed, acknowledged, filed and recorded in accordance with the provisions of said Section 151, and the proper officers of the Corporation are hereby authorized and directed to do all acts and things which may be necessary or proper in their opinion to carry into effect the purposes of and intent of this and the foregoing resolutions.

IN WITNESS WHEREOF, Assurant, Inc. has caused this certificate to be signed by Katherine Greenzang, its Senior Vice President, General Counsel and Secretary, this 4th day of February, 2004.

ASSURANT, INC., a Delaware corporation

By:	/s/ Katherine Greenzang
Name:	Katherine Greenzang
Title:	Senior Vice President, General Counsel
and Secretary

Schedule 3

TERMS OF

CLASS B COMMON STOCK

of

ASSURANT, INC.

ARTICLE 1

DEFINITIONS

SECTION 1.01 Definitions. In this Schedule 3 to the Restated Certificate of Incorporation, unless the context otherwise requires:

“AFFILIATE” means, with respect to a specified Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such specified Person.

“BOARD OF DIRECTORS” means the Board of Directors of the Corporation.

“BOOK-ENTRY INTEREST” means a beneficial ownership in the Class B Shares, ownership and transfers of which are maintained through book entries of the Registrar as set forth in Section 9.04(b) of this Schedule 1.

“BUSINESS DAY” means any day on which commercial and foreign exchange markets settle payments in each of London, England, New York, New York and Chicago, Illinois.

“CERTIFICATE OF INCORPORATION” means the Restated Certificate of Incorporation of the Corporation.

“CLASS B SHARE LIQUIDATION AMOUNT” means, with respect to each Class B Share, an amount equal to the greater of (i) its liquidation preference of US$1,000, plus an amount (whether or not declared) equal to US$1,000 multiplied by the Class B Share Indicative Rate multiplied by a fraction, the numerator of which is the number of days in the current Dividend Period that have passed prior to the date on which the liquidation occurs and the denominator of which is the total number of days in the current Dividend Period and (ii) an amount equal to the amount that would be payable with respect to such Class B Share if, immediately prior to the dissolution, liquidation or winding up of the Corporation, such Class B Share were converted into the Corresponding Number of Junior Shares.

“CLASS B SHARES” has the meaning set forth in Section 2.01.

“CLASS C SHARES” means the Class C Common Stock, par value $0.01 per share, of the Corporation.

“CLEARING AGENCY” means the clearing agency with respect to the Class B Shares.

“CODE” means the United States Internal Revenue Code of 1986, as amended.

“COMMON SHARES” means the shares of Common Stock, par value $0.01 per share, of the Corporation.

“CORPORATION” means Assurant, Inc., a Delaware corporation.

“DEPOSITARY” means the Depositary Trust Company.

“DIVIDEND” means a cash distribution to holders of the Class B Shares from the Corporation with respect to any applicable Dividend Period and payable on an applicable Dividend Date.

“DIVIDEND DATE” means the 1st day of March and September in each year (or the next Business Day if such day is not a Business Day) commencing March 1, 2004, with respect to Dividends on the Class B Shares.

“DIVIDEND PERIOD” means a period from September 1, 2003 (in case of the first Dividend Period) or, in all other cases, a period from a Dividend Date with respect to the Class B Shares to but excluding the next succeeding Dividend Date for the Class B Shares.

“FORTIS INSURANCE” means Fortis Insurance N.V., a company with limited liability incorporated as naamloze vennootschap under Dutch law.

“IAI” means a Person that is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act or the analog provisions of any successor rule.

“INITIAL PUBLIC OFFERING” means the initial public offering of the Corporation pursuant to which Fortis Insurance is selling Common Shares registered pursuant to a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, on a broadly distributed basis, not limited to sophisticated investors, pursuant to a firm-commitment or best-efforts underwriting arrangement.

“IPO PRICE” means the price per share at which the Common Shares will be initially offered to the public in the Initial Public Offering as set forth on the cover page to the prospectus with respect thereto.

“IRS” means the United States Internal Revenue Service.

“LIBOR DETERMINATION DATE” means the LIBOR Determination Date with respect to the Class B Shares, initially March 1, 2005, and thereafter will be two Business Days prior to each Dividend Date occurring thereafter.

“MERGER EFFECTIVE DATE” means the effective date of the merger of Fortis, Inc., a Nevada corporation, with and into the Corporation, as defined in the Agreement and Plan of Merger, to be entered into by Fortis, Inc. and the Corporation.

“MINIMUM NET WORTH AMOUNT” initially means $1.6 billion. The Minimum Net Worth Amount will be increased by the proceeds paid to the Corporation in consideration for the issuance and sale of additional Class B Shares or Class C Shares or any of its preferred stock ranking pari passu with or senior to the Class B Shares or Class C Shares with respect to the payment of dividends or amounts payable upon liquidation. The Minimum Net Worth Amount will be reduced by the amounts paid to purchase or redeem any Class B Shares or Class C Shares or any of its preferred stock ranking pari passu with or senior to the Class B Shares or the Class C Shares, but only by an amount equal to the liquidation preference of such shares. The net worth of the Corporation will be determined in accordance with US GAAP.

“1940 ACT” means the U.S. Investment Company Act of 1940, as amended.

“OUTSTANDING”, when used with reference to shares of stock, means issued shares, excluding shares held by the Corporation or a subsidiary.

“PARTNERSHIP I” means Fortis (US) Funding Partners I LP, a Delaware limited partnership.

“PARTNERSHIP TAX EVENT” means any one of the following: (i) Trust I or Partnership I becoming subject to more than a de minimis amount of taxes or similar assessments, (ii) RegCaPS I Payments are not effectively deductible in computing the taxable income of Fortis Insurance for Dutch corporate income tax purposes; (iii) Dividends received by Partnership I are included in the taxable income of Fortis Insurance for Dutch income tax purposes; or (iv) RegCaPS I Payments are subject to withholding tax in The Netherlands.

“PERSON” means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“PREFERRED STOCK” means the 19,160 shares of Series B Preferred Stock of the Corporation to be issued on the Merger Effective Date and the 5,000 shares of Series C Preferred Stock of the Corporation to be issued on the Merger Effective Date.

“QIB” means a qualified institutional buyer within the meaning of Rule 144A under the Securities Act.

“REGCAPS I” means the regulatory capital partnership securities of Partnership 1.

“REGCAPS I PAYMENT DATE” means the 1st day of March and September in each year (or the next Business Day if such Day is not a Business Day) commencing September 1, 2000 with respect to the RegCaPS I Payments (as defined below).

“REGCAPS I PAYMENT PERIOD” means a period from and including the date of the original issuance of the RegCaPS I in the case of the first RegCaPS I Payment Period or, in all other cases, a RegCaPS 1 Payment Date with respect to the RegCaPS I to but excluding the next succeeding RegCaPS I Payment Date for the RegCaPS I.

“REGCAPS I PAYMENTS” means cash distributions to the holders of the RegCaPS I from Partnership I with respect to any applicable RegCaPS I Payment Period and payable on an applicable RegCaPS I Payment Date.

“SECURITIES ACT” means the U.S. Securities Act of 1933, as amended.

“SECURITIES EXCHANGE ACT” means the U.S. Securities Exchange Act of 1934, as amended.

“SERIES B PREFERRED STOCK” means the Series B Preferred Stock of the Corporation, liquidation preference $1,000 per share.

“SERIES C PREFERRED STOCK” means the Series C Preferred Stock of the Corporation, liquidation preference $1,000 per share.

“SIX-MONTH LIBOR” means with respect to any LIBOR Determination Date, a rate determined on the basis of the offered rates for six-month United States dollar deposits of not less than a principal amount equal to that which is representative for a single transaction in such market at such time, commencing on the second Business Day immediately following such LIBOR Determination Date, which appears on US LIBOR Telerate Page 3750 (or a successor page) as of approximately 11:00 a.m., London time, on such LIBOR Determination Date.

If on any LIBOR Determination Date no rate appears on US LIBOR Telerate Page 3750 (or a successor page) as of approximately 11:00 a.m., London time, the Paying Agent shall on such LIBOR Determination Date request the four major reference banks in the London interbank market selected by the Paying Agent to provide the Paying Agent with a quotation of the rate at which six-month deposits in United States dollars, commencing on the second Business Day immediately following such LIBOR Determination Date, are offered by it to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to that which is representative for a single transaction in such market at such time. If at least two such quotations are provided, Six-Month LIBOR for such LIBOR Determination Date will be the arithmetic mean of such quotations as calculated by the Paying Agent. If fewer than two quotations are provided, Six-Month LIBOR for such LIBOR Determination Date will be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., London time, on such LIBOR Determination Date by three major banks in the London interbank market selected by the Paying Agent for loans in United States dollars to leading European banks, having a six-month maturity commencing on the second Business Day immediately following such LIBOR Determination Date and in a principal amount equal to that which is representative for a single transaction in such market at such time; provided, however, that, if the banks selected as aforesaid by the Paying Agent are not quoting as mentioned in this sentence, Six-Month LIBOR for such LIBOR Determination Date will be Six-Month LIBOR determined with respect to (i) the immediately preceding Dividend Period for purposes of the Class B Shares and (ii) the immediately preceding RegCaPS I Payment Period for purposes of the RegCaPS I.

“SPECIAL INDEPENDENT DIRECTORS” means the independent directors of the Corporation elected by the holders of the Class B Shares upon the failure of the Corporation to pay Dividends for five consecutive Dividend Periods.

“TRANSFER AGENT” means the transfer agent with respect to the Class B Shares which shall initially be the Corporation.

“TRUST I” means Fortis (US) RegCaPS Funding Trust I, a Delaware statutory business trust.

“TRUST CAPITAL SECURITIES I” means 150,000 trust capital securities, liquidation preference US$1,000 each, representing undivided beneficial ownership interests in Trust I.

“TRUST SECURITIES I” means the Trust Capital Securities I, together with the Trust Common Securities I, liquidation preference US$100 each, representing undivided beneficial ownership interests in Trust I.

“US GAAP” means the generally accepted accounting principles in the United States.

ARTICLE 2

NUMBER AND DESIGNATION

SECTION 2.01 Number and Designation. The Class B Common Stock of the Corporation shall consist of 150,001 shares of Class B Common Stock, par value $0.01 per share, of the Corporation and shall be designated as CLASS B COMMON STOCK (the “CLASS B SHARES”). The Class B Shares shall have a liquidation preference of one thousand dollars ($1,000) per share.

ARTICLE 3

RANK

SECTION 3.01 Rank. (a) The Class B Shares shall, only with respect to payments of dividends at the Class B Share Indicative Rate (as defined below) and with respect to the payment of the Class B Share Liquidation Amount upon the liquidation, dissolution and winding up of the Corporation, rank senior to all of the Common Shares. In all other respects, the Class B Shares shall rank pari passu with the Common Shares and participate equally with the Common Shares with respect to dividends and other distributions paid by the Corporation and with respect to any amounts payable upon its liquidation, dissolution or winding up. The Class B Shares will rank junior in all respects to any indebtedness of the Corporation, and to the Preferred Stock. The Class B Shares shall rank pari passu with the Class C Shares for all purposes. All securities of the Corporation to which the Class B Shares ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise), including the Common Shares, are collectively referred to herein as the “JUNIOR SHARES.” The definition of Junior Shares shall also include any rights or options exercisable for or convertible into any of the Junior Shares.

(b) Without prior consent of the holders of not less than a majority of the outstanding Class B Shares, the Corporation shall not issue any class or series of equity securities whose terms provide that such securities rank senior or pari passu with the Class B Shares with respect to the rights to receive dividends and other distributions or with respect to any amounts payable upon liquidation, dissolution or winding up. If the Corporation has paid in full the lesser of (i) each of its last four Dividends in full at the Class B Share Indicative Rate on their respective Dividend Payment Dates or (ii) prior to the fourth scheduled Dividend Payment Date, all Dividends that could have been paid on the Class B Shares, the Corporation may issue an unlimited amount of additional Class B Shares and other equity securities ranking pari passu with the Class B Shares without the consent of the holders of the Class B Shares.

ARTICLE 4

DIVIDENDS

SECTION 4.01 Rate; Dividend Date. (a) Each Class B Share shall be entitled to receive cash Dividends on a non-cumulative basis, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends on each Dividend Date commencing March 1, 2004. The Corporation expects that the Dividend will be declared initially at a rate at least equal to a fixed rate of 7.48% of the stated liquidation preference of $1,000 per Class B Share and after March 1, 2005, at a variable rate of Six-Month LIBOR plus 1.10%, reset semiannually (the “CLASS B SHARE INDICATIVE RATE”). The amount of Dividends will be computed on the basis of a 365- or 366-day year, as the case may be, and the actual number of days in such Dividend Period divided by 365 or 366, as the case may be. When Dividends are paid on the Class B Shares at less than the Class B Share Indicative Rate, all Dividends declared on the Class B Shares will be paid pro rata.

(b) The Paying Agent will calculate Six-Month LIBOR as of each LIBOR Determination Date and shall make such rate calculation available to holders of Class B Shares. The Paying Agent also shall determine the Dividends payable on each Dividend Date and give notice thereof (including the applicable rate, amount, the applicable period and payment) to the holders of Class B Shares. The notices set forth in this paragraph shall be sent by first class mail to the address of each holder of Class B Shares as it appears on the register kept by the Registrar and shall be available at the offices of the Paying Agent.

SECTION 4.02 Dividend Restrictions. (a) No cash dividend or other distribution may be declared or paid or set apart for payment on any Junior Shares and neither the Corporation nor any of its Affiliates may purchase or redeem for cash any outstanding Junior Shares, unless:

(i) full Dividends have been declared and paid or set apart for payment on the Class B Shares in an amount at least equal to the greater of (A) the Dividends payable during such Dividend Period at the Class B Share Indicative Rate or (B) the dividend paid by the Corporation on the Corresponding Number of Junior Shares (as defined below) during such Dividend Period (treating any cash payment in connection with a purchase or redemption of Junior Shares by the Corporation as a cash dividend);

(ii) Partnership I has paid the full amount of RegCaPS I Payments for the current RegCaPS I Payment Period; and

(iii) such repurchase or redemption does not cause the net worth of the Corporation to be less than the Minimum Net Worth Amount.

(b) (i) If a Dividend is paid on the Class B Shares during any Dividend Period at a rate less than the Class B Share Indicative Rate, the Corporation may not make any dividend payments on the Junior Shares and may only make dividend payments on its other securities that rank pari passu with the Class B Shares, if any, in the same proportion as the partial Dividend paid on the Class B Shares for the current Dividend Period bears to the full Dividend payment determined for such Dividend Period at the Class B Share Indicative Rate.

(ii) For so long as the RegCaPS I are outstanding, if a partial RegCaPS I Payment is made for any RegCaPS I Payment Period, the Corporation may not make any dividend payments on its Junior Shares and may only make dividend payments on its other securities that rank pari passu with the Class B Shares in the same proportion as the lesser of (i) the proportion the partial RegCaPS I Payment made for the current RegCaPS I Payment Period bears to the RegCaPS I Payment determined for such RegCaPS I Payment Period and (ii) the proportion the partial Dividend paid on the Class B Shares for the corresponding Dividend Period bears to the Dividend payment determined for such Dividend Period at the Class B Share Indicative Rate.

Additionally, for so long as the Trust Capital Securities I, RegCaPS I or Class B Shares are outstanding, all shares of common or preferred stock issued by majority-owned subsidiaries of the Corporation which shares are not beneficially owned by the Corporation or its wholly-owned subsidiaries will be subject to the restrictions set forth above on the payment of dividends and other payments.

(c) The various payment restrictions and obligations described in Section 4.02 above and applicable in respect of any Dividend Period or RegCaPS I Payment Period in which a Dividend on the Class B Shares is not paid in any amount at least equal to the Class B Share Indicative Rate or the full amount of RegCaPS I Payments is not paid shall apply, mutatis mutandis, to the extent that any Gross-Up Payment (as defined below) to Qualified Investors (as defined below) is not declared and paid or set apart for payment as and when due in respect of a fiscal year; provided that such payment restrictions and obligations will remain in effect, not only during the current Dividend Period or RegCaPS I Payment Period, but until such Gross-Up Payment is declared and paid or set apart for payment.

(d) For purposes of determining whether the Dividends paid or set apart for payment on the Class B Shares for a Dividend Period are sufficient to permit a cash dividend or other distribution on the Junior Shares or a purchase or redemption of Junior Shares for cash, each Class B Share will correspond to a specific number of Junior Shares (the “CORRESPONDING NUMBER OF JUNIOR SHARES”). The initial Corresponding Number of Junior Shares will be 2.2996

Common Shares, which the Board of Directors has determined reflects the fair value of a single Class B Share relative to the fair value of a single Junior Share, and will be subject to adjustment if the Corporation (A) pays all or a portion of a dividend or other distribution with respect to any class of Junior Shares by issuing additional Junior Shares, (B) subdivides or splits the outstanding shares of any class of its Junior Shares into a larger number of shares, (C) combines the outstanding shares of any class of its Junior Shares into a smaller number of shares or (D) issues by reclassification of the shares of any class of its Junior Shares any shares of any other class of Junior Shares. In any such event, the Corresponding Number of Junior Shares will be multiplied by a fraction, the numerator of which is the number of Junior Shares outstanding immediately after such event and the denominator of which is the number of Junior Shares outstanding immediately before such event. If, as a result of such event, any class of Junior Shares other than Common Shares is outstanding, the number of such other Junior Shares equivalent to one Common Share shall be determined by the Board of Directors in good faith for purposes of making the foregoing adjustment to the Corresponding Number of Junior Shares.

(e) The Corporation intends that the holders of the RegCaPS I and the Trust Capital Securities I shall be third party beneficiaries of, and entitled to enforce, the provisions of this Section 4.02, as if such provisions constituted a contract between the Corporation and the holders of the Class B Shares, and the holders of the RegCaPS I and the Trust Capital Securities I were third-party beneficiaries to such contract.

SECTION 4.03 Issuance, Purchase and Redemption of Junior Shares. Other than in the circumstances described in Section 4.02 above, the Corporation shall not issue any Junior Shares or purchase or redeem any outstanding Junior Shares unless, prior to such issuance, purchase or redemption, the Board of Directors determines in good faith that the terms of such issuance, purchase or redemption reflect the fair value of the Junior Shares to be issued, purchased or redeemed. In addition, the Corporation will not purchase or redeem any Junior Shares if such purchase or redemption would cause the net worth of the Corporation (determined in accordance with US GAAP), as of the last day of the most recently ended fiscal quarter and after giving affect to such purchase or redemption, to be less than the Minimum Net Worth Amount.

SECTION 4.04 Payment of Dividends. Dividends and other payments on the Class B Shares will be payable to the holders thereof as they appear on the books and records of the Corporation on the relevant record dates, which will be one Business Day prior to the relevant Dividend Date or other payment date. Such Dividends will be paid through the Paying Agent who will hold amounts received from the Corporation in respect of the Class B Shares for the benefit of the holders of the Class B Shares. In the event that any Class B Shares do not remain in book-entry only form, the relevant record dates shall be the 15th day of the month of the relevant Dividend Date or other payment date. In the event that any Dividend Date is not a Business Day, payment of the Dividends payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of the dividends subject to such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. If a Dividend is not paid in full on the applicable Dividend Date, notice of the failure to pay such Dividend will be sent to each holder of Class B Shares by first-class mail to such holder’s address as shown in the register kept by the Registrar.

SECTION 4.05 Intentionally Omitted.

SECTION 4.06 Earnings and Profits Gross-up Payments. (a) To the extent that dividends paid with respect to the Class B Shares or Common Shares exceed the Corporation’s earnings and profits as calculated for U.S. federal income tax purposes, they will not constitute dividends for U.S. federal income tax purposes and will not qualify for the dividends-received deduction. In such event, additional distributions will be made by the Corporation to place each holder of the Class B Shares in the same position it would have been in if all dividends from the Corporation were paid from such earnings and profits, assuming for these purposes that such holder was eligible for the dividends-received deduction.

(b) If any Dividend on the Class B Shares with respect to any fiscal year (including any Gross-Up Payment (as defined below)) constitutes, in whole or in part, a return of capital (or is treated as gain from the sale or exchange of the Class B Shares) (a “QUALIFYING DIVIDEND”), the Corporation will pay (if declared), within 180 days after the end of such fiscal year, out of funds legally available therefor, an amount equal to the aggregate Gross-Up Payments to Qualified Investors (as defined below) with respect to all Qualifying Dividends on the Class B Shares during such fiscal year. A “QUALIFIED INVESTOR” with respect to a Qualifying Dividend during a fiscal year means a person who was entitled to receive such Qualifying Dividend.

(c) A “GROSS-UP PAYMENT” to a Qualified Investor with respect to all Qualifying Dividends during a fiscal year means an additional Dividend on the Class B Shares to a Qualifying Investor in an amount which, when taken together with the aggregate Qualifying Dividends paid to such Qualified Investor during such fiscal year, would cause such Qualified Investor’s net yield in dollars (after U.S. federal income tax consequences and treating, for purposes of calculating net yield in dollars, the sum of that portion of the Qualifying Dividends and the Gross-Up Payment otherwise treated as a return of capital as capital gain recognized upon the taxable sale or exchange of Class B Shares) from the aggregate of both the Qualifying Dividends and the Gross-Up Payment to be equal to the net yield in dollars (after U.S. federal income tax consequences) which would have been received by such Qualified Investor if the entire amount of the aggregate Qualifying Dividends had instead been treated as a dividend for U.S. federal income tax purposes. Such Gross-Up Payment shall be calculated using the applicable maximum marginal U.S federal corporate income tax rate applicable to ordinary income and capital gains, as the case may be, and, where applicable, the dividends-received deduction, as specified in Section 243(a)(i) of the Code or any successor provision, without consideration being given to the time value of money, the U.S. federal income tax situation of any specific Qualified Investor, or any state or local tax consequences that may arise. The Corporation shall make a determination, based upon the reasonably estimated earnings and profits of that portion, if any, of a Qualifying Dividend for a fiscal year that will be treated as dividend for U.S. federal income tax purposes, and such determination shall be final and binding for purposes of calculating the amount of the Gross-Up Payments with respect to all Qualifying Dividends for such fiscal year.

ARTICLE 5

LIQUIDATION PREFERENCE

SECTION 5.01 Liquidation Preference. (a) In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, after payment or provision for the liabilities of the Corporation and the expenses of such dissolution, liquidation or winding up, the holders of the outstanding Class B Shares will be entitled to receive out of the assets of the Corporation or proceeds thereof available for distribution to holders of Class B Shares, before any payment or distribution of assets is made to holders of the Common Shares or any other Junior Shares, the Class B Share Liquidation Amount. If the assets of the Corporation available for distribution in such event are insufficient to pay in full the aggregate amount payable to holders of the Class B Shares and holders of all other classes or series of equity securities of the Corporation, if any, ranking, as to the distribution of assets upon dissolution, liquidation or winding up of the Corporation, on a parity with the Class B Shares, the assets will be distributed to the holders of Class B Shares and holders of such other equity interests pro rata, based on the full respective preferential amounts to which they are entitled. After payment of the full amount of the distribution of assets upon dissolution, liquidation or winding up of the Corporation to which they are entitled, the holders of Class B Shares will not be entitled to any further participation in any distribution of assets by the Corporation.

(b) Notwithstanding Section 5.01(a) above, holders of Class B Shares will not be entitled to be paid any amount in respect of a dissolution, liquidation or winding up of the Corporation until holders of any classes or series of securities of the Corporation ranking, as to the distribution of assets upon dissolution, liquidation or winding up of the Corporation, prior to the Class B Shares have been paid all amounts to which such classes or series are entitled. At the time of issuance of the Class B Shares, no class or series of securities of the Corporation ranking prior to the Class B Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the Corporation exists other than the Series B Preferred Stock and Series C Preferred Stock.

(c) Notwithstanding anything else in this Schedule 1, neither the sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation, nor the merger, consolidation or combination of the Corporation into or with any other person or the merger, consolidation or combination of any other person into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 5.01.

ARTICLE 6

REDEMPTION

SECTION 6.01 Optional Redemption. (a) The Class B Shares will not be subject to mandatory redemption at any time. Prior to March 1, 2030, Class B Shares will not be subject to optional redemption. On or after March 1, 2030, Class B Shares may be redeemed at the option of the Corporation at any time, in whole but not in part, at their fair market value (the “REDEMPTION AMOUNT”) as determined by a nationally recognized investment bank retained by the Corporation, based on the amount that would have been payable with respect to such Class B Share if the Corporation were liquidated as of the applicable redemption date and, immediately prior to such liquidation, such Class B Share were converted into the Corresponding Number of Junior Shares.

SECTION 6.02 Procedure for Redemption. (a) Notice of any redemption of the Class B Shares (a “REDEMPTION NOTICE”) will be given by the Corporation by mail to each holder of Class B Shares not fewer than 30 nor more than 60 days before the date fixed for redemption. For purposes of the calculation of the date of redemption and the dates on which notices are given pursuant to this Section 6.02(a), a Redemption Notice shall be deemed to be given on the day such notice is first mailed, by first-class mail, postage prepaid, to holders of the Class B Shares. Each Redemption Notice shall be addressed to the holders of Class B Shares at the address of each such holder appearing in the books and records of the Corporation. No defect in the Redemption Notice or in the mailing thereof with respect to any holder of Class B Shares shall affect the validity of the redemption proceedings with respect to any other holder of Class B Shares.

(b) If the Corporation gives a Redemption Notice (which notice will be irrevocable), then by 12:00 noon, New York City time, on the redemption date, the Corporation (A) if the Class B Shares are in book-entry form with the Depositary Trust Company (“DTC”), will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Amount and will give DTC irrevocable instructions and authority to pay the Redemption Amount in respect of the Class B Shares held through DTC in global form or (B) if the Class B Shares are held in certificated form (each such certificate a “CLASS B SHARE CERTIFICATE”), will deposit with the Paying Agent, funds sufficient to pay the applicable Redemption Amount of any such Class B Shares and will give to the Paying Agent irrevocable instructions and authority to pay such amounts to the holders of Class B Shares, upon surrender of their certificates, by delivery of check, mailed to the address of the relevant holder appearing on the books and records of the Corporation on the redemption date. For these purposes, the applicable Redemption Amount shall not include Dividends which are being paid to holders of Class B Shares who were holders of Class B Shares on a relevant record date. Upon satisfaction of the foregoing conditions, then immediately prior to the close of business on the date of such deposit or payment, all rights of holders of Class B Shares so called for redemption will cease, except the right of the holders of Class B Shares to receive the Redemption Amount, but without interest on such Redemption Amount, and from and after the date fixed for redemption, such Class B Shares will not receive dividends or bear interest.

(c) In the event that any date fixed for redemption of Class B Shares is not a Business Day, then payment of the Redemption Amount payable on such date will be made on the next succeeding Business Day (and without any interest in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day in each case, with the same force and effect as if made on such date fixed for redemption. In the event that payment of the Redemption Amount is improperly withheld or refused and not paid by the Corporation, Dividends on the Class B Shares called for redemption will continue to be payable in accordance with the terms hereof from the original redemption date until the Redemption Amount is actually paid.

(d) The Corporation shall not be required to register or cause to be registered the transfer of any Class B Shares which have been called for redemption.

(e) Except as provided in Article 10, the Class B Shares which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued Class B Shares and may be reissued.

ARTICLE 7

VOTING RIGHTS

SECTION 7.01 Voting Rights. (a) The holders of the Class B Shares will be entitled to one vote per share and will be entitled to vote with the Common Shares as a single class on all matters submitted to a vote of the Common Shares (other than those matters affecting only the Common Shares). Except as provided in Article 10, prior to transferring ownership of any Class B Shares to a transferee other than Partnership I or Trust I, such Class B Shares shall be converted to the same number of shares of a class of stock of the Corporation (the “CONVERSION SHARES”) having rights, preferences and privileges substantially identical to the Class B Shares except that the Conversion Shares will be entitled to no voting rights other than as required by law and other than with respect to adverse amendments to the terms of the Conversion Shares and the issuance of equity securities that rank senior to or pari passu with the Conversion Shares with respect to the payment of dividends or amounts upon liquidation.

(b) The holders of the Class B Shares and the Conversion Shares will be entitled to vote separately as a single class on the matters described in this paragraph. The consent of the holders of not less than a majority of the outstanding Class B Shares and Conversion Shares, voting as a single class, is required (i) to amend, alter, supplement or repeal the terms of the Class B Shares and the Conversion Shares (it being a condition to any such amendment, alteration, supplement or repeal that it have a substantially identical effect on the rights, preferences and privileges of both the Class B Shares and the Conversion Shares), or (ii) if the Corporation has not paid in full the lesser of (A) each of the last four Dividends on their respective Dividend Payment Dates or (B) prior to the fourth scheduled Dividend Payment Date, all Dividends that could have been paid on the Class B Shares and the Conversion Shares, for the Corporation to issue, or to increase the authorized amount of, the Class B Shares or the Conversion Shares or any other equity securities that rank pari passu with or senior to the Class B Shares and the Conversion Shares. Further, if the Corporation has paid in full the lesser of (A) each of the last four Dividends at the Class B Share Indicative Rate on their respective Dividend Payment Dates or (B) prior to the fourth scheduled Dividend Payment Date, all Dividends that could have been paid on the Class B Shares and the Conversion Shares, the Corporation may issue an unlimited amount of additional Class B Shares and Conversion Shares and other equity securities that rank pari passu with the Class B Shares and the Conversion Shares without the consent of the holders of the Class B Shares or the Conversion Shares.

(c) Whenever Dividends on the Class B Shares and the Conversion Shares are in arrears for five or more consecutive Dividend Periods, the holders of Class B Shares and the Conversion Shares, voting as a single class will be entitled, subject to any necessary regulatory actions, to elect two Special Independent Directors to the Board of Directors, subject to any necessary regulatory actions, at a special meeting called by the holders of record of at least 25% of the Class B Shares and the Conversion Shares in the aggregate. The Special Independent Directors shall vacate office if Dividends are resumed and are paid regularly for at least two consecutive Dividend Periods.

(d) Notwithstanding the foregoing, the Corporation shall have the right, without the prior consent of the holders of Class B Shares, to amend, alter, supplement or repeal any terms of the Class B Shares (i) to cure any ambiguity, or to cure, correct or supplement any defective provision thereof or (ii) to make any other provision with respect to matters or questions arising with respect to the Class B Shares that is not inconsistent with the provisions thereof so long as such action does not materially and adversely affect any of the rights, preferences and privileges of the holders of Class B Shares, provided, however, that any increase in the amount of authorized or issued Class B Shares will be deemed not to materially and adversely affect any of the rights, preferences and privileges of the holders of Class B Shares.

(e) The consent or votes required in Section 7.01(b) and (c) above shall be in addition to any approval of stockholders of the Corporation which may be required by law or pursuant to any provision of the Corporation’s Certificate of Incorporation or By-Laws, which approval shall be obtained by vote of the stockholders of the Corporation in the manner provided in Section 7.01(a) above.

SECTION 7.02 No Affiliate Voting. (a) Notwithstanding that holders of Class B Shares are entitled to vote or consent under any of the circumstances described above, any of the Class B Shares at such time that are beneficially owned by the Corporation or by any entity directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Corporation shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding, provided, however, that persons (other than Affiliates of the Corporation) to whom the Corporation or any of its subsidiaries have pledged Class B Shares may vote or consent with respect to such pledged Class B Shares pursuant to the terms of such pledge; provided, further, that any Class B Shares held in the trust may be voted in accordance with this Certificate; provided that any Class B Shares held by Partnership I or Trust I may be voted in accordance with the terms of the Class B Shares by Trust I or Partnership I, respectively.

ARTICLE 8

MERGER, CONSOLIDATION OR AMALGAMATION OF THE CORPORATION

SECTION 8.01 Merger, Consolidation or Amalgamation of the Corporation. The Corporation may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other entity, except as described below. The Corporation may, with the consent of at least one of the Special Independent Directors, if any, on the Board of Directors at the time the issue is considered and without the consent of the holders of the Class B Shares, consolidate, amalgamate, merge with or into, or be replaced by a corporation organized as such under the laws of any State of the United States; provided, that:

(a) if the Corporation is not the survivor, such successor entity either (x) expressly assumes all of the obligations of the Corporation under the Class B Shares or (y) substitutes securities for the Class B Shares (the “SUCCESSOR SECURITIES”), so long as the Successor Securities rank the same as the Class B Shares rank with respect to Dividends and other payments thereon;

(b) such merger, consolidation, amalgamation or replacement does not adversely affect any of the rights, preferences and privileges of the holders of the Class B shares (including any Successor Securities) in any material respect;

(c) prior to such merger, consolidation, amalgamation or replacement, the Corporation has received an opinion of a nationally recognized law firm experienced in such matters to the effect that (i) such merger, consolidation, amalgamation or replacement will not adversely affect any of the rights, preferences and privileges of the holders of the Class B Shares (including any Successor Securities) in any material respect and (ii) following such merger, consolidation, amalgamation or replacement, the Corporation (or such successor entity) will not be required to register under the 1940 Act; and

(d) distributions with respect to the Successor Securities would be eligible for the dividends-received deduction.

ARTICLE 9

TRANSFER OF CLASS B SHARES

SECTION 9.01 General. The Corporation shall provide for the registration of Class B Share Certificates and for transfers of Class B Share Certificates. Upon surrender for registration of transfer of any Class B Share Certificate, the Corporation shall cause one or more new Class B Share Certificates to be issued in the name of the designated transferee or transferees. Every Class B Share Certificate surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Corporation duly executed by the holder of such Class B Shares or his or her attorney duly authorized in writing. Each Class B Share Certificate surrendered for registration of transfer shall be cancelled by the Corporation. A transferee of a Class B Share Certificate shall be entitled to the rights and subject to the obligations of a holder of Class B Shares hereunder upon the receipt by the transferee of a Class B Share Certificate, which receipt shall be deemed to constitute a request by such transferee that the books and records of the Corporation reflect such transferee as a holder of Class B Shares.

SECTION 9.02 Definitive Certificates. Unless and until the Corporation issues a global Class B Share Certificate pursuant to Section 9.03(a), the Corporation shall only issue definitive Class B Share Certificates to the holders of Class B Shares. The Corporation may treat the Person in whose name any Class B Share Certificate shall be registered on the books and records of the Corporation as the sole holder of such Class B Share Certificate and of the Class B Shares represented by such Class B Share Certificate for purposes of receiving Dividends and for all other purposes whatsoever (including without limitation, tax returns and information reports) and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Class B Share Certificate or in the Class B Shares represented by such Class B Share Certificate on the part of any other Person, whether or not the Corporation shall have actual or other notice thereof.

SECTION 9.03 Book Entry Provisions.

(a) General. The provisions of this Section 9.03(a) shall apply only in the event that the Class B Shares are distributed to the holders of RegCaPS I or Trust Securities I in connection with the involuntary or voluntary dissolution, winding up or liquidation of Partnership 1 or of Trust I. Upon the occurrence of such event, a global Class B Share Certificate representing the Book-Entry Interests shall be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Corporation and any previously issued and still outstanding definitive Class B Share Certificates shall be of no further force and effect. The global Class B Share Certificate shall initially be registered on the books and records of the Corporation in the name of Cede & Co., the nominee of DTC, and no holder of Class B Shares will receive a new definitive Class B Share Certificate representing such holder’s interests in such Class B Share Certificate, except as provided in Section 9.03(c). In connection with the involuntary or voluntary dissolution, winding up or liquidation of Partnership I and of Trust I, Cede & Co., the nominee of DTC, shall automatically be deemed to be the holder of all of the Class B Shares. Unless and until new definitive, fully registered Class B Share Certificates (the “DEFINITIVE CLASS B SHARE CERTIFICATES”) have been issued to the holders of Class B Shares pursuant to Section 9.03(c):

(i) The provisions of this Section shall be in full force and effect;

(ii) The Corporation shall be entitled to deal with the Clearing Agency for all purposes of this Certificate (including the payment of Dividends, Redemption Amounts and liquidation proceeds on the Class B Share Certificates and receiving approvals, votes or consents hereunder) as the sole holder of the Class B Share Certificates and shall have no obligation to the holders of Class B Shares;

(iii) None of the Corporation, the Board of Directors, or any Special Independent Director or any agents of any of the foregoing shall have any liability or responsibility for any aspect of the records relating to or Dividends made on account of beneficial ownership interests in a global Class B Share Certificate for such beneficial ownership interests or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; and

(iv) Except as provided in Section 9.03(c) below, the holders of Class B Shares will not be entitled to receive physical delivery of the Class B Shares in definitive form and will not be considered holders thereof for any purpose under this Certificate of Designations, and no global Class B Share Certificate representing Class B Shares shall be exchangeable, except for another global Class B Share Certificate of like denomination and tenor to be registered in the name of DTC or Cede & Co., or to a successor Depositary or its nominee. Accordingly, each holder of Class B Shares must rely on the procedures of DTC or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under this Certificate of Designations.

(b) Notices to Clearing Agency. Whenever a notice or other communication to the holders of Class B Shares is required under the Partnership Agreement, unless and until definitive Class B Share Certificates shall have been issued to the holders of Class B Shares pursuant to Section 9.03(c), the Corporation shall give all such notices and communications specified herein to be given to the holders of Class B Shares to the Clearing Agency, and shall have no obligations to the holders of Class B Shares.

(c) Definitive Class B Share Certificates. Definitive Class B Share Certificates shall be prepared by the Corporation and exchangeable for the global Class B Share Certificate or Certificates if and only if (i) the Depositary notifies the Corporation that it is unwilling or unable to continue its services as a securities Depositary and no successor Depositary shall have been appointed, (ii) the Depositary, at any time, ceases to be a Clearing Agency registered under the Exchange Act at such time as the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed, or (iii) the Corporation, in its sole discretion, determines that such global Class B Share Certificate shall be so exchangeable. Upon surrender of the global Class B Share Certificate or Certificates representing the Book-Entry Interests by the Clearing Agency, accompanied by registration instructions, the Corporation shall cause definitive Class B Share Certificates to be delivered to holders of Class B Shares in accordance with the instructions of the Clearing Agency. The Corporation shall not be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. The definitive Class B Share Certificates shall be printed, lithographed or engraved or may be produced in any other manner as may be required by any national securities exchange on which Class B Shares may be listed and is reasonably acceptable to the Corporation, as evidenced by its execution thereof

SECTION 9.04 Registrar, Transfer Agent and Paying Agent.

(a) The Corporation will act as Registrar, Transfer Agent and Paying Agent for the Class B Shares for so long as the Class B Shares are held by Partnership I or, if Partnership I is liquidated in connection with a Partnership Tax Event, for so long as the Class B Shares remain in book-entry only form.

(b) Except in such case where the Corporation shall act as Registrar or Paying Agent pursuant to Section 9.04(a) hereof, the Corporation shall maintain in the Borough of Manhattan, City of New York, State of New York (i) an office or agency where Class B Shares may be presented for registration of transfer or for exchange (“REGISTRAR”) and (ii) an office or agency where Class B Shares may be presented for payment (“PAYING AGENT”). The Registrar shall keep a register of the Class B Shares and of their transfer and exchange. The Corporation may appoint the Registrar and the Paying Agent and may appoint one or more co-registrars and one or more additional paying agents in such other locations as it shall determine. The term “PAYING AGENT” includes any additional paying agent. The Corporation may change any Paying Agent, Registrar or co-registrar without prior notice to any holder. If the Corporation fails to appoint or maintain another entity as Registrar or Paying Agent, the Corporation shall act as such.

(c) Registration of transfers of Class B Shares shall be effected without charge by or on behalf of the Corporation, but upon payment (with the giving of such indemnity as the Corporation may require) in respect of any tax or other governmental charges that may be imposed.

SECTION 9.05 Transfer Restrictions. The Class B Shares may only be transferred (i) to QIBs and (ii) to IAIs who, if they are not QIBs, prior to such transfer, furnish to the Corporation or the Transfer Agent a signed letter containing certain representations and agreements relating to restrictions on transfer by such IAI. The foregoing restriction may be waived if the Corporation, in its sole discretion, determines such restrictions are no longer necessary to preserve the Corporation’s exemptions from registration requirements under the Securities Act, the Securities Exchange Act and the 1940 Act. Any purported purchase or transfer of the Class B Shares in violation of such restrictions will be null and void. Furthermore the Corporation may also require the sale of Class B Shares held by holders who fail to comply with the foregoing.

ARTICLE 10

CONVERSION OF CLASS B SHARES

SECTION 10.01 Conversion of Class B Shares. Upon closing of the Initial Public Offering, each issued and outstanding Class B Share shall convert automatically (without any action required on the part of the holder) into a number of Common Shares equal to the amount provided in clause (i) of the definition of Class B Share Liquidation Amount divided by the IPO Price. The Class B Shares which have been converted shall be retired and become authorized but unissued shares of Class B Common Stock, but such shares may not be reissued.

ARTICLE 11

GENERAL PROVISIONS

SECTION 11.01 General Provisions. The headings of the paragraphs, subparagraphs. clauses and subclauses of this Certificate of Designations are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

Schedule 4

TERMS OF

CLASS C COMMON STOCK

of

ASSURANT, INC.

ARTICLE 1

DEFINITIONS

SECTION 1.01 Definitions. In this Schedule 4 to Restated Certificate of Incorporation, unless the context otherwise requires:

“AFFILIATE” means, with respect to a specified Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such specified Person.

“BOARD OF DIRECTORS” means the Board of Directors of the Corporation.

“BOOK-ENTRY INTEREST” means a beneficial ownership in the Class C Shares, ownership and transfers of which are maintained through book entries of the Registrar as set forth in Section 9.04(b) of this Schedule 2.

“BUSINESS DAY” means any day on which commercial and foreign exchange markets settle payments in each of London, England, New York, New York and Chicago, Illinois.

“CERTIFICATE OF INCORPORATION” means the Restated Certificate of Incorporation of the Corporation.

“CLASS B SHARES” means shares of Class B Common Stock, par value $0.01 per share, of the Corporation.

“CLASS C SHARES” has the meaning set forth in Section 2.01.

“CLASS C SHARE LIQUIDATION AMOUNT” means, with respect to each Class C Share, an amount equal to the greater of (i) its liquidation preference of US$1,000, plus an amount (whether or not declared) equal to US$1,000 multiplied by the Class C Share Indicative Rate multiplied by a fraction, the numerator of which is the number of days in the current Dividend Period that have passed prior to the date on which the liquidation occurs and the denominator of which is the total number of days in the current Dividend Period and (ii) an amount equal to the amount that would be payable with respect to such Class C Share if, immediately prior to the dissolution, liquidation or winding up of the Corporation, such Class C Share were converted into the Corresponding Number of Junior Shares.

“CLEARING AGENCY” means the clearing agency with respect to the Class C Shares.

“CODE” means the United States Internal Revenue Code of 1986, as amended.

“COMMON SHARES” means the shares of Common Stock, par value $0.01 per share, of the Corporation.

“CORPORATION” means Assurant, Inc., a Delaware corporation.

“DEPOSITARY” means the Depositary Trust Company.

“DIVIDEND” means a cash distribution to holders of the Class C Shares from the Corporation with respect to any applicable Dividend Period and payable on an applicable Dividend Date.

“DIVIDEND DATE” means the 1st day of March and September in each year (or the next Business Day if such day is not a Business Day) commencing March 1, 2004, with respect to Dividends on the Class C Shares.

“DIVIDEND PERIOD” means a period from September 1, 2003 (in case of the first Dividend Period) or, in all other cases, a period from a Dividend Date with respect to the Class C Shares to but excluding the next succeeding Dividend Date for the Class C Shares.

“FORTIS INSURANCE” means Fortis Insurance N.V., a company with limited liability incorporated as naamloze vennootschap under Dutch law.

“IAI” means a Person that is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act or the analog provisions of any successor rule.

“INITIAL PUBLIC OFFERING” means the initial public offering of the Corporation pursuant to which Fortis Insurance is selling Common Shares registered pursuant to a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, on a broadly distributed basis, not limited to sophisticated investors, pursuant to a firm-commitment or best-efforts underwriting arrangement.

“IPO PRICE” means the price per share at which the Common Shares will be initially offered to the public in the Initial Public Offering as set forth on the cover page to the prospectus with respect thereto.

“IRS” means the United States Internal Revenue Service.

“LIBOR DETERMINATION DATE” means the LIBOR Determination Date with respect to the Class C Shares, initially March 1, 2010, and thereafter will be two Business Days prior to each Dividend Date occurring thereafter.

“MERGER EFFECTIVE DATE” means the effective date of the merger of Fortis, Inc., a Nevada corporation, with and into the Corporation, as defined in the Agreement and Plan of Merger, to be entered into by Fortis, Inc. and the Corporation.

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“MINIMUM NET WORTH AMOUNT” initially means $1.6 billion. The Minimum Net Worth Amount will be increased by the proceeds paid to the Corporation in consideration for the issuance and sale of additional Class C Shares or Class B Shares or any of its preferred stock ranking pari passu with or senior to the Class C Shares or Class B Shares with respect to the payment of dividends or amounts payable upon liquidation. The Minimum Net Worth Amount will be reduced by the amounts paid to purchase or redeem any Class C Shares or Class B Shares or any of its preferred stock ranking pari passu with or senior to the Class C Shares or the Class B Shares, but only by an amount equal to the liquidation preference of such shares. The net worth of the Corporation will be determined in accordance with US GAAP.

“1940 ACT” means the U.S. Investment Company Act of 1940, as amended.

“OUTSTANDING”, when used with reference to shares of stock, means issued shares, excluding shares held by the Corporation or a subsidiary.

“PARTNERSHIP II” means Fortis (US) Funding Partners II LP, a Delaware limited partnership.

“PARTNERSHIP TAX EVENT” means any one of the following: (i) Trust II or Partnership II becoming subject to more than a de minimis amount of taxes or similar assessments; (ii) RegCaPS II Payments are not effectively deductible in computing the taxable income of Fortis Insurance for Dutch corporate income tax purposes; (iii) Dividends received by Partnership II are included in the taxable income of Fortis Insurance for Dutch income tax purposes; or (iv) RegCaPS II Payments are subject to withholding tax in The Netherlands.

“PERSON” means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“PREFERRED STOCK” means the 19,160 shares of Series B Preferred Stock of the Corporation to be issued on the Merger Effective Date and the 5,000 shares of Series C Preferred Stock of the Corporation to be issued on the Merger Effective Date.

“QIB” means a qualified institutional buyer within the meaning of Rule 144A under the Securities Act.

“REGCAPS II” means the regulatory capital partnership securities of Partnership II.

“REGCAPS II PAYMENT DATE” means the 1st day of March and September in each year (or the next Business Day if such Day is not a Business Day) commencing September 1, 2000 with respect to the RegCaPS II Payments (as defined below).

“REGCAPS II PAYMENT PERIOD” means a period from and including the date of the original issuance of the RegCaPS II in the case of the first RegCaPS II Payment Period or, in all other cases, a RegCaPS II Payment Date with respect to the RegCaPS II to but excluding the next succeeding RegCaPS II Payment Date for the RegCaPS II.

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“REGCAPS II PAYMENTS” means cash distributions to the holders of the RegCaPS II from Partnership II with respect to any applicable RegCaPS II Payment Period and payable on an applicable RegCaPS II Payment Date.

“SECURITIES ACT” means the U.S. Securities Act of 1933, as amended.

“SECURITIES EXCHANGE ACT” means the U.S. Securities Exchange Act of 1934, as amended.

“SERIES B PREFERRED STOCK” means the Series B Preferred Stock of the Corporation, liquidation preference $1,000 per share.

“SERIES C PREFERRED STOCK” means the Series C Preferred Stock of the Corporation, liquidation preference $1,000 per share.

“SIX-MONTH LIBOR” means with respect to any LIBOR Determination Date, a rate determined on the basis of the offered rates for six-month United States dollar deposits of not less than a principal amount equal to that which is representative for a single transaction in such market at such time, commencing on the second Business Day immediately following such LIBOR Determination Date, which appears on US LIBOR Telerate Page 3750 (or a successor page) as of approximately 11:00 a.m., London time, on such LIBOR Determination Date.

If on any LIBOR Determination Date no rate appears on US LIBOR Telerate Page 3750 (or a successor page) as of approximately 11:00 a.m., London time, the Paying Agent shall on such LIBOR Determination Date request the four major reference banks in the London interbank market selected by the Paying Agent to provide the Paying Agent with a quotation of the rate at which six-month deposits in United States dollars, commencing on the second Business Day immediately following such LIBOR Determination Date, are offered by it to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to that which is representative for a single transaction in such market at such time. If at least two such quotations are provided, Six-Month LIBOR for such LIBOR Determination Date will be the arithmetic mean of such quotations as calculated by the Paying Agent. If fewer than two quotations are provided, Six-Month LIBOR for such LIBOR Determination Date will be the arithmetic mean of the rates quoted as of approximately 11:00 a. m., London time, on such LIBOR Determination Date by three major banks in the London interbank market selected by the Paying Agent for loans in United States dollars to leading European banks, having a six-month maturity commencing on the second Business Day immediately following such LIBOR Determination Date and in a principal amount equal to that which is representative for a single transaction in such market at such time; provided, however, that, if the banks selected as aforesaid by the Paying Agent are not quoting as mentioned in this sentence, Six-Month LIBOR for such LIBOR Determination Date will be Six-Month LIBOR determined with respect to (i) the immediately preceding Dividend Period for purposes of the Class C Shares and (ii) the immediately preceding RegCaPS II Payment Period for purposes of the RegCaPS II.

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“SPECIAL INDEPENDENT DIRECTORS” means the independent directors of the Corporation elected by the holders of the Class C Shares upon the failure of the Corporation to pay Dividends for five consecutive Dividend Periods.

“TRANSFER AGENT” means the transfer agent with respect to the Class C Shares which shall initially be the Corporation.

“TRUST II” means Fortis (US) RegCaPS Funding Trust II, a Delaware statutory business trust.

“TRUST CAPITAL SECURITIES II” means the 400,000 trust capital securities, liquidation preference US$1,000 each, representing undivided beneficial ownership interests in Trust II.

“TRUST SECURITIES II” means the Trust Capital Securities II, together with the Trust Common Securities II, liquidation preference US$100 each, representing undivided beneficial ownership interests in Trust II.

“US GAAP” means the generally accepted accounting principles in the United States.

ARTICLE 2

NUMBER AND DESIGNATION

SECTION 2.01 Number and Designation. The Class C Common Stock of the Corporation shall consist of 400,001 shares of Class C Common Stock, par value $0.01 per share, of the Corporation and shall be designated as CLASS C COMMON STOCK (the “CLASS C SHARES”). The Class C Shares shall have a liquidation preference of one thousand dollars ($1,000) per share.

ARTICLE 3

RANK

SECTION 3.01 Rank. (a) The Class C Shares shall, only with respect to payments of dividends at the Class C Share Indicative Rate (as defined below) and with respect to the payment of the Class C Share Liquidation Amount upon the liquidation, dissolution and winding up of the Corporation, rank senior to all of the Common Shares. In all other respects, the Class C Shares shall rank pari passu with the Common Shares and participate equally with the Common Shares with respect to dividends and other distributions paid by the Corporation and with respect to any amounts payable upon its liquidation, dissolution or winding up. The Class C Shares will rank junior in all respects to any indebtedness of the Corporation, and to the Preferred Stock. The Class C Shares shall rank pari passu with the Class B Shares for all purposes. All securities of the Corporation to which the Class C Shares ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise), including the Common Shares, are collectively referred to herein as the “JUNIOR SHARES”. The definition of Junior Shares shall also include any rights or options exercisable for or convertible into any of the Junior Shares.

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(b) Without prior consent of the holders of not less than a majority of the outstanding Class C Shares, the Corporation shall not issue any class or series of equity securities whose terms provide that such securities rank senior or pari passu with the Class C Shares with respect to the rights to receive dividends and other distributions or with respect to any amounts payable upon liquidation, dissolution or winding up. If the Corporation has paid in full the lesser of (i) each of its last four Dividends in full at the Class C Share Indicative Rate on their respective Dividend Payment Dates or (ii) prior to the fourth scheduled Dividend Payment Date, all Dividends that could have been paid on the Class C Shares, the Corporation may issue an unlimited amount of additional Class C Shares and other equity securities ranking pari passu with the Class C Shares without the consent of the holders of the Class C Shares.

ARTICLE 4

DIVIDENDS

SECTION 4.01 Rate; Dividend Date. (a) Each Class C Share shall be entitled to receive cash Dividends on a non-cumulative basis, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends on each Dividend Date commencing March 1, 2004. The Corporation expects that the Dividend will be declared initially at a rate at least equal to a fixed rate of 7.68% of the stated liquidation preference of $1,000 per Class C Share and after March 1, 2010, at a variable rate of Six-Month LIBOR plus 1.25%, reset semiannually (the “CLASS C SHARE INDICATIVE RATE”). The amount of Dividends will be computed on the basis of a 365- or 366-day year, as the case may be, and the actual number of days in such Dividend Period divided by 365 or 366, as the case may be. When Dividends are paid on the Class C Shares at less than the Class C Share Indicative Rate, all Dividends declared on the Class C Shares will be paid pro rata.

(b) The Paying Agent will calculate Six-Month LIBOR as of each LIBOR Determination Date and shall make such rate calculation available to holders of Class C Shares. The Paying Agent also shall determine the Dividends payable on each Dividend Date and give notice thereof (including the applicable rate, amount, the applicable period and payment) to the holders of Class C Shares. The notices set forth in this paragraph shall be sent by first class mail to the address of each holder of Class C Shares as it appears on the register kept by the Registrar and shall be available at the offices of the Paying Agent.

SECTION 4.02 Dividend Restrictions. (a) No cash dividend or other distribution may be declared or paid or set apart for payment on any Junior Shares and neither the Corporation nor any of its Affiliates may purchase or redeem for cash any outstanding Junior Shares, unless:

(i) full Dividends have been declared and paid or set apart for payment on the Class C Shares in an amount at least equal to the greater of (A) the Dividends payable during such Dividend Period at the Class C Share Indicative Rate or (B) the dividends paid by the Corporation on the Corresponding Number of Junior Shares (as defined below) during such Dividend Period (treating any cash payment in connection with a purchase or redemption of Junior Shares by the Corporation as a cash dividend);

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(ii) Partnership II has paid the full amount of RegCaPS II Payments for the current RegCaPS II Payment Period; and

(iii) such repurchase or redemption does not cause the net worth of the Corporation to be less than the Minimum Net Worth Amount.

(b) (i) If a Dividend is paid on the Class C Shares during any Dividend Period at a rate less than the Class C Share Indicative Rate, the Corporation may not make any dividend payments on the Junior Shares and may only make dividend payments on its other securities that rank pari passu with the Class C Shares, if any, in the same proportion as the partial Dividend paid on the Class C Shares for the current Dividend Period bears to the full Dividend payment determined for such Dividend Period at the Class C Share Indicative Rate.

(ii) For so long as the RegCaPS II are outstanding, if a partial RegCaPS II Payment is made for any RegCaPS II Payment Period, the Corporation may not make any dividend payments on its Junior Shares and may only make dividend payments on its other securities that rank pari passu with the Class C Shares in the same proportion as the lesser of (i) the proportion the partial RegCaPS II Payment made for the current RegCaPS II Payment Period bears to the RegCaPS II Payment determined for such RegCaPS II Payment Period and (ii) the proportion the partial Dividend paid on the Class C Shares for the corresponding Dividend Period bears to the Dividend payment determined for such Dividend Period at the Class C Share Indicative Rate.

Additionally, for so long as the Trust Capital Securities II, RegCaPS II or Class C Shares are outstanding, all shares of common or preferred stock issued by majority-owned subsidiaries of the Corporation which shares are not beneficially owned by the Corporation or its wholly-owned subsidiaries will be subject to the restrictions set forth above on the payment of dividends and other payments.

(c) The various payment restrictions and obligations described in Section 4.02 above and applicable in respect of any Dividend Period or RegCaPS II Payment Period in which a Dividend on the Class C Shares is not paid in any amount at least equal to the Class C Share Indicative Rate or the full amount of RegCaPS II Payments is not paid shall apply, mutatis mutandis, to the extent that any Gross-Up Payment (as defined below) to Qualified Investors (as defined below) is not declared and paid or set apart for payment as and when due in respect of a fiscal year, provided that such payment restrictions and obligations will remain in effect, not only during the current Dividend Period or RegCaPS II Payment Period, but until such Gross-Up Payment is declared and paid or set apart for payment.

(d) For purposes of determining whether the Dividends paid or set apart for payment on the Class C Shares for a Dividend Period are sufficient to permit a cash dividend or other distribution on the Junior Shares or a purchase or redemption of Junior Shares for cash, each Class C Share will correspond to a specific number of Junior Shares (the “CORRESPONDING NUMBER OF JUNIOR SHARES”). The initial Corresponding Number of Junior Shares will be 2.2996

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Common Shares, which the Board of Directors has determined reflects the fair value of a single Class C Share relative to the fair value of a single Junior Share, and will be subject to adjustment if the Corporation (A) pays all or a portion of a dividend or other distribution with respect to any class of Junior Shares by issuing additional Junior Shares, (B) subdivides or splits the outstanding shares of any class of its Junior Shares into a larger number of shares, (C) combines the outstanding shares of any class of its Junior Shares into a smaller number of shares or (D) issues by reclassification of the shares of any class of its Junior Shares any shares of any other class of Junior Shares. In any such event, the Corresponding Number of Junior Shares will be multiplied by a fraction, the numerator of which is the number of Junior Shares outstanding immediately after such event and the denominator of which is the number of Junior Shares outstanding immediately before such event. If, as a result of such event, any class of Junior Shares other than Common Shares is outstanding, the number of such other Junior Shares equivalent to one Common Share shall be determined by the Board of Directors in good faith for purposes of making the foregoing adjustment to the Corresponding Number of Junior Shares.

(e) The Corporation intends that the holders of the RegCaPS II and the Trust Capital Securities II shall be third party beneficiaries of, and entitled to enforce, the provisions of this Section 4.02, as if such provisions constituted a contract between the Corporation and the holders of the Class C Shares, and the holders of the RegCaPS II and the Trust Capital Securities II were third-party beneficiaries to such contract.

SECTION 4.03 Issuance, Purchase and Redemption of Junior Shares. Other than in the circumstances described in Section 4.02 above, the Corporation shall not issue any Junior Shares or purchase or redeem any outstanding Junior Shares unless, prior to such issuance, purchase or redemption, the Board of Directors determines in good faith that the terms of such issuance, purchase or redemption reflect the fair value of the Junior Shares to be issued, purchased or redeemed. In addition, the Corporation will not purchase or redeem any Junior Shares if such purchase or redemption would cause the net worth of the Corporation (determined in accordance with US GAAP), as of the last day of the most recently ended fiscal quarter and after giving affect to such purchase or redemption, to be less than the Minimum Net Worth Amount.

SECTION 4.04 Payment of Dividends. Dividends and other payments on the Class C Shares will be payable to the holders thereof as they appear on the books and records of the Corporation on the relevant record dates, which will be one Business Day prior to the relevant Dividend Date or other payment date. Such Dividends will be paid through the Paying Agent who will hold amounts received from the Corporation in respect of the Class C Shares for the benefit of the holders of the Class C Shares. In the event that any Class C Shares do not remain in book-entry only form, the relevant record dates shall be the 15th day of the month of the relevant Dividend Date or other payment date. In the event that any Dividend Date is not a Business Day, payment of the Dividends payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of the dividends subject to such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. If a Dividend is not paid in full on the applicable Dividend Date, notice of the failure to pay such Dividend will be sent to each holder of Class C Shares by first-class mail to such holder’s address as shown in the register kept by the Registrar.

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SECTION 4.05 Intentionally Omitted.

SECTION 4.06 Earnings and Profits Gross-up Payments. (a) To the extent that dividends paid with respect to the Class C Shares or Common Shares exceed the Corporation’s earnings and profits as calculated for U.S. federal income tax purposes, they will not constitute dividends for U.S. federal income tax purposes and will not qualify for the dividends-received deduction. In such event, additional distributions will be made by the Corporation to place each holder of the Class C Shares in the same position it would have been in if all dividends from the Corporation were paid from such earnings and profits, assuming for these purposes that such holder was eligible for the dividends-received deduction.

(b) If any Dividend on the Class C Shares with respect to any fiscal year (including any Gross-Up Payment (as defined below)) constitutes, in whole or in part, a return of capital (or is treated as gain from the sale or exchange of the Class C Shares) (a “QUALIFYING DIVIDEND”), the Corporation will pay (if declared), within 180 days after the end of such fiscal year, out of funds legally available therefor, an amount equal to the aggregate Gross-Up Payments to Qualified Investors (as defined below) with respect to all Qualifying Dividends on the Class C Shares during such fiscal year. A “QUALIFIED INVESTOR” with respect to a Qualifying Dividend during a fiscal year means a person who was entitled to receive such Qualifying Dividend.

(c) A “GROSS-UP PAYMENT” to a Qualified Investor with respect to all Qualifying Dividends during a fiscal year means an additional Dividend on the Class C Shares to a Qualifying Investor in an amount which, when taken together with the aggregate Qualifying Dividends paid to such Qualified Investor during such fiscal year, would cause such Qualified Investor’s net yield in dollars (after U.S. federal income tax consequences and treating, for purposes of calculating net yield in dollars, the sum of that portion of the Qualifying Dividends and the Gross-Up Payment otherwise treated as a return of capital as capital gain recognized upon the taxable sale or exchange of Class C Shares) from the aggregate of both the Qualifying Dividends and the Gross-Up Payment to be equal to the net yield in dollars (after U.S. federal income tax consequences) which would have been received by such Qualified Investor if the entire amount of the aggregate Qualifying Dividends had instead been treated as a dividend for U.S. federal income tax purposes. Such Gross-Up Payment shall be calculated using the applicable maximum marginal U.S. federal corporate income tax rate applicable to ordinary income and capital gains, as the case may be, and, where applicable, the dividends-received deduction, as specified in Section 243(a)(i) of the Code or any successor provision, without consideration being given to the time value of money, the U.S. federal income tax situation of any specific Qualified Investor, or any state or local tax consequences that may arise. The Corporation shall make a determination, based upon the reasonably estimated earnings and profits of that portion, if any, of a Qualifying Dividend for a fiscal year that will be treated as dividend for U.S. federal income tax purposes, and such determination shall be final and binding for purposes of calculating the amount of the Gross-Up Payments with respect to all Qualifying Dividends for such fiscal year.

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ARTICLE 5

LIQUIDATION PREFERENCE

SECTION 5.01 Liquidation Preference. (a) In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, after payment or provision for the liabilities of the Corporation and the expenses of such dissolution, liquidation or winding up, the holders of the outstanding Class C Shares will be entitled to receive out of the assets of the Corporation or proceeds thereof available for distribution to holders of Class C Shares, before any payment or distribution of assets is made to holders of the Common Shares or any other Junior Shares, the Class C Share Liquidation Amount. If the assets of the Corporation available for distribution in such event are insufficient to pay in full the aggregate amount payable to holders of the Class C Shares and holders of all other classes or series of equity securities of the Corporation, if any, ranking, as to the distribution of assets upon dissolution, liquidation or winding up of the Corporation, on a parity with the Class C Shares, the assets will be distributed to the holders of Class C Shares and holders of such other equity interests pro rata, based on the full respective preferential amounts to which they are entitled. After payment of the full amount of the distribution of assets upon dissolution, liquidation or winding up of the Corporation to which they are entitled, the holders of Class C Shares will not be entitled to any further participation in any distribution of assets by the Corporation.

(b) Notwithstanding Section 5.01(a) above, holders of Class C Shares will not be entitled to be paid any amount in respect of a dissolution, liquidation or winding up of the Corporation until holders of any classes or series of securities of the Corporation ranking, as to the distribution of assets upon dissolution, liquidation or winding up of the Corporation, prior to the Class C Shares have been paid all amounts to which such classes or series are entitled. At the time of issuance of the Class C Shares, no class or series of securities of the Corporation ranking prior to the Class C Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the Corporation exists other than the Series B Preferred Stock and Series C Preferred Stock.

(c) Notwithstanding anything else in this Schedule 2, neither the sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation, nor the merger, consolidation or combination of the Corporation into or with any other person or the merger, consolidation or combination of any other. person into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 5.01.

ARTICLE 6

REDEMPTION

SECTION 6.01 Optional Redemption. (a) The Class C Shares will not be subject to mandatory redemption at any time. Prior to March 1, 2030, Class C Shares will not be subject to optional redemption. On or after March 1, 2030, Class C Shares may be redeemed at the option of the Corporation at any time, in whole but not in part, at their fair market value (the “REDEMPTION AMOUNT”) as determined by a nationally recognized investment bank retained by

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the Corporation, based on the amount that would have been payable with respect to such Class C Share if the Corporation were liquidated as of the applicable redemption date and, immediately prior to such liquidation, such Class C Share were converted into the Corresponding Number of Junior Shares.

SECTION 6.02 Procedure for Redemption. (a) Notice of any redemption of the Class C Shares (a “REDEMPTION NOTICE”) will be given by the Corporation by mail to each holder of Class C Shares not fewer than 30 nor more than 60 days before the date fixed for redemption. For purposes of the calculation of the date of redemption and the dates on which notices are given pursuant to this Section 6.02(a), a Redemption Notice shall be deemed to be given on the day such notice is first mailed, by first-class mail, postage prepaid, to holders of the Class C Shares. Each Redemption Notice shall be addressed to the holders of Class C Shares at the address of each such holder appearing in the books and records of the Corporation. No defect in the Redemption Notice or in the mailing thereof with respect to any holder of Class C Shares shall affect the validity of the redemption proceedings with respect to any other holder of Class C Shares.

(b) If the Corporation gives a Redemption Notice (which notice will be irrevocable), then by 12:00 noon, New York City time, on the redemption date, the Corporation (A) if the Class C Shares are in book-entry form with the Depositary Trust Company (“DTC”), will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Amount and will give DTC irrevocable instructions and authority to pay the Redemption Amount in respect of the Class C Shares held through DTC in global form or (B) if the Class C Shares are held in certificated form (each such certificate a “Class C Share Certificate”), will deposit with the Paying Agent, funds sufficient to pay the applicable Redemption Amount of any such Class C Shares and will give to the Paying Agent irrevocable instructions and authority to pay such amounts to the holders of Class C Shares, upon surrender of their certificates, by delivery of check, mailed to the address of the relevant holder appearing on the books and records of the Corporation on the redemption date. For these purposes, the applicable Redemption Amount shall not include Dividends which are being paid to holders of Class C Shares who were holders of Class C Shares on a relevant record date. Upon satisfaction of the foregoing conditions, then immediately prior to the close of business on the date of such deposit or payment, all rights of holders of Class C Shares so called for redemption will cease, except the right of the holders of Class C Shares to receive the Redemption Amount, but without interest on such Redemption Amount, and from and after the date fixed for redemption, such Class C Shares will not receive dividends or bear interest.

(c) In the event that any date fixed for redemption of Class C Shares is not a Business Day, then payment of the Redemption Amount payable on such date will be made on the next succeeding Business Day (and without any interest in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day in each case, with the same force and effect as if made on such date fixed for redemption. In the event that payment of the Redemption Amount is improperly withheld or refused and not paid by the Corporation, Dividends on the Class C Shares called for redemption will continue to be payable in accordance with the terms hereof from the original redemption date until the Redemption Amount is actually paid.

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(d) The Corporation shall not be required to register or cause to be registered the transfer of any Class C Shares which have been called for redemption.

(e) Except as provided in Article 10, the Class C Shares which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued Class C Shares and may be reissued.

ARTICLE 7

VOTING RIGHTS

SECTION 7.01 Voting Rights. (a) The holders of the Class C Shares will be entitled to one vote per share and will be entitled to vote with the Common Shares as a single class on all matters submitted to a vote of the Common Shares (other than those matters affecting only the Common Shares). Except as provided in Article 10, prior to transferring ownership of any Class C Shares to a transferee other than Partnership II or Trust II, such Class C Shares shall be converted to the same number of shares of a class of stock of the Corporation (the “CONVERSION SHARES”) having rights, preferences and privileges substantially identical to the Class C Shares except that the Conversion Shares will be entitled to no voting rights other than as required by law and other than with respect to adverse amendments to the terms of the Conversion Shares and the issuance of equity securities that rank senior to or pari passu with the Conversion Shares with respect to the payment of dividends or amounts upon liquidation.

(b) The holders of the Class C Shares and the Conversion Shares will be entitled to vote separately as a single class on the matters described in this paragraph. The consent of the holders of not less than a majority of the outstanding Class C Shares and Conversion Shares, voting as a single class, is required (i) to amend, alter, supplement or repeal the terms of the Class C Shares and the Conversion Shares (it being a condition to any such amendment, alteration, supplement or repeal that it have a substantially identical effect on the rights, preferences and privileges of both the Class C Shares and the Conversion Shares), or (ii) if the Corporation has not paid in full the lesser of (A) each of the last four Dividends on their respective Dividend Payment Dates or (B) prior to the fourth scheduled Dividend Payment Date, all Dividends that could have been paid on the Class C Shares and the Conversion Shares, for the Corporation to issue, or to increase the authorized amount of, the Class C Shares or the Conversion Shares or any other equity securities that rank pari passu with or senior to the Class C Shares and the Conversion Shares. Further, if the Corporation has paid in full the lesser of (A) each of the last four Dividends at the Class C Share Indicative Rate on their respective Dividend Payment Dates or (B) prior to the fourth scheduled Dividend Payment Date, all Dividends that could have been paid on the Class C Shares and the Conversion Shares, the Corporation may issue an unlimited amount of additional Class C Shares and the Conversion Shares and other equity securities that rank pari passu with the Class C Shares and the Conversion Shares without the consent of the holders of the Class C Shares or the Conversion Shares.

(c) Whenever Dividends on the Class C Shares and the Conversion Shares are in arrears for five or more consecutive Dividend Periods, the holders of Class C Shares and the Conversion Shares, voting as a single class, will be entitled, subject to any necessary regulatory

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actions, to elect two Special Independent Directors to the Board of Directors, subject to any necessary regulatory actions, at a special meeting called by the holders of record of at least 25% of the Class C Shares and the Conversion Shares in the aggregate. The Special Independent Directors shall vacate office if Dividends are resumed and are paid regularly for at least two consecutive Dividend Periods.

(d) Notwithstanding the foregoing, the Corporation shall have the right, without the prior consent of the holders of Class C Shares, to amend, alter, supplement or repeal any terms of the Class C Shares (i) to cure any ambiguity, or to cure, correct or supplement any defective provision thereof or (ii) to make any other provision with respect to matters or questions arising with respect to the Class C Shares that is not inconsistent with the provisions thereof so long as such action does not materially and adversely affect any of the rights, preferences and privileges of the holders of Class C Shares; provided however, that any increase in the amount of authorized or issued Class C Shares will be deemed not to materially and adversely affect any of the rights, preferences and privileges of the holders of Class C Shares.

(e) The consent or votes required in Section 7.01(b) and (c) above shall be in addition to any approval of stockholders of the Corporation which may be required by law or pursuant to any provision of the Corporation’s Certificate of Incorporation or By-Laws, which approval shall be obtained by vote of the stockholders of the Corporation in the manner provided in Section 7.01(a) above.

SECTION 7.02 No Affiliate Voting. Notwithstanding that holders of Class C Shares are entitled to vote or consent under any of the circumstances described above, any of the Class C Shares at such time that are beneficially owned by the Corporation or by any entity directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Corporation shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding; provided, however, that persons (other than Affiliates of the Corporation) to whom the Corporation or any of its subsidiaries have pledged Class C Shares may vote or consent with respect to such pledged Class C Shares pursuant to the terms of such pledge; provided, further, that any Class C Shares held in the trust may be voted in accordance with this Certificate; provided that any Class C Shares held by Partnership II or Trust II may be voted in accordance with the terms of the Class C Shares by Trust II or Partnership II, respectively.

ARTICLE 8

MERGER, CONSOLIDATION OR AMALGAMATION OF THE CORPORATION

SECTION 8.01 Merger, Consolidation or Amalgamation of the Corporation. The Corporation may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other entity, except as described below. The Corporation may, with the consent of at least one of the Special Independent Directors, if any, on the Board of Directors at the time the issue is considered and without the consent of the holders of the Class C Shares, consolidate, amalgamate, merge with or into, or be replaced by a corporation organized as such under the laws of any State of the United States; provided, that:

(a) if the Corporation is not the survivor, such successor entity either (x) expressly assumes all of the obligations of the Corporation under the Class C Shares or (y) substitutes securities for the Class C Shares (the “SUCCESSOR SECURITIES”), so long as the Successor Securities rank the same as the Class C Shares rank with respect to Dividends and other payments thereon;

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(b) such merger, consolidation, amalgamation or replacement does not adversely affect any of the rights, preferences and privileges of the holders of the Class C shares (including any Successor Securities) in any material respect;

(c) prior to such merger, consolidation, amalgamation or replacement, the Corporation has received an opinion of a nationally recognized law firm experienced in such matters to the effect that: (i) such merger, consolidation, amalgamation or replacement will not adversely affect any of the rights, preferences and privileges of the holders of the Class C Shares (including any Successor Securities) in any material respect and (ii) following such merger, consolidation, amalgamation or replacement, the Corporation (or such successor entity) will not be required to register under the 1940 Act; and

(d) distributions with respect to the Successor Securities would be eligible for the dividends-received deduction.

ARTICLE 9

TRANSFER OF CLASS C SHARES

SECTION 9.01 General. The Corporation shall provide for the registration of Class C Share Certificates and for transfers of Class C Share Certificates. Upon surrender for registration of transfer of any Class C Share Certificate, the Corporation shall cause one or more new Class C Share Certificates to be issued in the name of the designated transferee or transferees. Every Class C Share Certificate surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Corporation duly executed by the holder of such Class C Shares or his or her attorney duly authorized in writing. Each Class C Share Certificate surrendered for registration of transfer shall be cancelled by the Corporation. A transferee of a Class C Share Certificate shall be entitled to the rights and subject to the obligations of a holder of Class C Shares hereunder upon the receipt by the transferee of a Class C Share Certificate, which receipt shall be deemed to constitute a request by such transferee that the books and records of the Corporation reflect such transferee as a holder of Class C Shares.

SECTION 9.02 Definitive Certificates. Unless and until the Corporation issues a global Class C Share Certificate pursuant to Section 9.03(a) the Corporation shall only issue definitive Class C Share Certificates to the holders of Class C Shares. The Corporation may treat the Person in whose name any Class C Share Certificate shall be registered on the books and records of the Corporation as the sole holder of such Class C Share Certificate and of the Class C Shares represented by such Class C Share Certificate for purposes of receiving Dividends and for all other purposes whatsoever (including without limitation, tax returns and information reports) and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in

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such Class C Share Certificate or in the Class C Shares represented by such Class C Share Certificate on the part of any other Person, whether or not the Corporation shall have actual or other notice thereof

SECTION 9.03 Book Entry Provisions.

(a) General. The provisions of this Section 9.03(a) shall apply only in the event that the Class C Shares are distributed to the holders of RegCaPS II or Trust Securities II in connection with the involuntary or voluntary dissolution, winding up or liquidation of Partnership II or of Trust II. Upon the occurrence of such event, a global Class C Share Certificate representing the Book-Entry Interests shall be delivered to DTC, the initial Clearing Agency, by, or on behalf of the Corporation and any previously issued and still outstanding definitive Class C Share Certificates shall be of no further force and effect. The global Class C Share Certificate shall initially be registered on the books and records of the Corporation in the name of Cede & Co., the nominee of DTC, and no holder of Class C Shares will receive a new definitive Class C Share Certificate representing such holder’s interests in such Class C Share Certificate, except as provided in Section 9.03(c). In connection with the involuntary or voluntary dissolution, winding up or liquidation of Partnership II and of Trust II, Cede & Co., the nominee of DTC, shall automatically be deemed to be the holder of all of the Class C Shares. Unless and until new definitive, fully registered Class C Share Certificates (the “DEFINITIVE CLASS C SHARE CERTIFICATES”) have been issued to the holders of Class C Shares pursuant to Section 9.03(c):

(i) The provisions of this Section shall be in full force and effect;

(ii) The Corporation shall be entitled to deal with the Clearing Agency for all purposes of this Certificate (including the payment of Dividends, Redemption Amounts and liquidation proceeds on the Class C Share Certificates and receiving approvals, votes or consents hereunder) as the sole holder of the Class C Share Certificates and shall have no obligation to the holders of Class C Shares;

(iii) None of the Corporation, the Board of Directors, or any Special Independent Director or any agents of any of the foregoing shall have any liability or responsibility for any aspect of the records relating to or Dividends made on account of beneficial ownership interests in a global Class C Share Certificate for such beneficial ownership interests or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; and

(iv) Except as provided in Section 9.03(c) below, the holders of Class C Shares will not be entitled to receive physical delivery of the Class C Shares in definitive form and will not be considered holders thereof for any purpose under this Certificate of Designations, and no global Class C Share Certificate representing Class C Shares shall be exchangeable, except for another global Class C Share Certificate of like denomination and tenor to be registered in the name of DTC or Cede & Co., or to a successor Depositary or its nominee. Accordingly, each holder of Class C Shares must rely on the procedures of DTC or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under this Certificate of Designations.

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(b) Notices to Clearing Agency. Whenever a notice or other communication to the holders of Class C Shares is required under the Partnership Agreement, unless and until definitive Class C Share Certificates shall have been issued to the holders of Class C Shares pursuant to Section 9.03(c) the Corporation shall give all such notices and communications specified herein to be given to the holders of Class C Shares to the Clearing Agency, and shall have no obligations to the holders of Class C Shares.

(c) Definitive Class C Share Certificates. Definitive Class C Share Certificates shall be prepared by the Corporation and exchangeable for the global Class C Share Certificate or Certificates if and only if (i) the Depositary notifies the Corporation that it is unwilling or unable to continue its services as a securities Depositary and no successor Depositary shall have been appointed, (ii) the Depositary, at any time, ceases to be a Clearing Agency registered under the Exchange Act at such time as the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed, or (iii) the Corporation, in its sole discretion, determines that such global Class C Share Certificate shall be so exchangeable. Upon surrender of the global Class C Share Certificate or Certificates representing the Book-Entry Interests by the Clearing Agency, accompanied by registration instructions, the Corporation shall cause definitive Class C Share Certificates to be delivered to holders of Class C Shares in accordance with the instructions of the Clearing Agency. The Corporation shall not be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. The definitive Class C Share Certificates shall be printed, lithographed or engraved or may be produced in any other manner as may be required by any national securities exchange on which Class C Shares may be listed and is reasonably acceptable to the Corporation, as evidenced by its execution thereof.

SECTION 9.04 Registrar, Transfer Agent and Paying Agent.

(a) The Corporation will act as Registrar, Transfer Agent and Paying Agent for the Class C Shares for so long as the Class C Shares are held by Partnership II or, if Partnership II is liquidated in connection with a Partnership Tax Event, for so long as the Class C Shares remain in book-entry only form.

(b) Except in such case where the Corporation shall act as Registrar or Paying Agent pursuant to Section 9.04(a) hereof, the Corporation shall maintain in the Borough of Manhattan, City of New York, State of New York (i) an office or agency where Class C Shares may be presented for registration of transfer or for exchange (“REGISTRAR”) and (ii) an office or agency where Class C Shares may be presented for payment (“PAYING AGENT”). The Registrar shall keep a register of the Class C Shares and of their transfer and exchange. The Corporation may appoint the Registrar and the Paying Agent and may appoint one or more co-registrars and one or more additional paying agents in such other locations as it shall determine. The term “PAYING AGENT” includes any additional paying agent. The Corporation may change any Paying Agent, Registrar or co-registrar without prior notice to any holder. If the Corporation fails to appoint or maintain another entity as Registrar or Paying Agent, the Corporation shall act as such.

(c) Registration of transfers of Class C Shares shall be effected without charge by or on behalf of the Corporation, but upon payment (with the giving of such indemnity as the Corporation may require) in respect of any tax or other governmental charges that may be imposed.

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SECTION 9.05 Transfer Restrictions. The Class C Shares may only be transferred (i) to QIBs and (ii) to IAIs who, if they are not QIBs, prior to such transfer, furnish to the Corporation or the Transfer Agent a signed letter containing certain representations and agreements relating to restrictions on transfer by such IAI. The foregoing restriction may be waived if the Corporation, in its sole discretion, determines such restrictions are no longer necessary to preserve the Corporation’s exemptions from registration requirements under the Securities Act, the Securities Exchange Act and the 1940 Act. Any purported purchase or transfer of the Class C Shares in violation of such restrictions will be null and void. Furthermore the Corporation may also require the sale of Class C Shares held by holders who fail to comply with the foregoing.

ARTICLE 10

CONVERSION OF CLASS C SHARES

SECTION 10.01 Conversion of Class C Shares. Upon closing of the Initial Public Offering, each issued and outstanding Class C Share shall convert automatically (without any action required on the part of the holder) into a number of Common Shares equal to the amount provided in clause (i) of the definition of Class C Share Liquidation Amount divided by the IPO Price. The Class C Shares which have been converted shall be retired and become authorized but unissued shares of Class C Common Stock, but such shares may not be reissued.

ARTICLE 11

GENERAL PROVISIONS

SECTION 11.01 General Provisions. The headings of the paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designations are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

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